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                                     Exhibit 2.1

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                  AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                       among:


                               PUMA TECHNOLOGY, INC.
                              a Delaware corporation;


                            CAT ACQUISITION CORPORATION,
                              a Delaware corporation;

                                        and


                                   PROXINET, INC.
                              a California corporation



                            ___________________________

                            Dated as of August 22, 1999

                            ___________________________


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                                 AGREEMENT AND PLAN
                            OF MERGER AND REORGANIZATION

       THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of August 22, 1999, by and among PUMA TECHNOLOGY, INC., a Delaware corporation ("Parent"); CAT ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and PROXINET, INC. a California corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                      RECITALS

       A. Parent, Merger Sub and the Company intend to effect a merger of the Company with and into Merger Sub in accordance with this Agreement, the California General Corporation Law and the Delaware General Corporation Law (the "Merger"). Upon consummation of the Merger, the separate existence of the Company will cease to exist, and Merger Sub will continue as a wholly owned subsidiary of Parent.

       B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

       C. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company.

       D. Contemporaneously with the execution and delivery of this Agreement, certain holders of voting capital stock of the Company are executing and delivering to Parent a voting agreement (a "Voting Agreement") of even date herewith substantially in the form of Exhibit B.

                                     AGREEMENT

       The parties to this Agreement agree as follows:

SECTION 1.    DESCRIPTION OF TRANSACTION

       1.1 MERGER OF THE COMPANY INTO MERGER SUB . Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), the Company shall be merged with and into Merger Sub, and the separate existence of the Company shall cease. Merger Sub will continue as the surviving corporation in the Merger (the "Surviving Corporation").

       1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the California General Corporation Law and the Delaware General Corporation Law.

       1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of General Counsel Associates LLP, 1891 Landings Drive, Mountain View, CA 94043 at 10:00 a.m. on the second business day following the satisfaction of the condition set forth in Section 6.3 (provided that all other

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conditions set forth in Sections 6 and 7 have been satisfied or waived) or on such other date as is mutually agreed upon by the Company and Parent. (The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date.") Contemporaneously with or as promptly as practicable after the Closing, a properly executed agreement of merger conforming to the requirements of the California General Corporation Law shall be filed with the Secretary of State of the State of California and a properly executed certificate of merger conforming to the requirements of the Delaware General Corporation Law shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time the latest of such filings is made (provided that all such filings are subsequently accepted in due course) (the "Effective Time").

       1.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent and the Company prior to the Effective
Time:

              (a) the articles of incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time in a form acceptable to Parent;

              (b) the bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

              (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals selected by Parent prior to the Closing.

       1.5    CONVERSION OF SHARES.

              (a) Subject to Sections 1.8(c) and 1.9, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company:

                     (i) each share of Series A Preferred outstanding immediately prior to the Effective Time shall be converted into a fraction of a share of Parent Common Stock (as defined below) (A) having a numerator equal to $1.20 (representing the liquidation preference of each share of Series A Preferred under the Company's Restated Articles of Incorporation), and (B) having a denominator equal to the Parent Average Stock Price;

                     (ii) each share of Series B Preferred and each share of Series B1 Preferred outstanding immediately prior to the Effective Time shall be converted into a fraction of a share of Parent Common Stock (as defined below), in each case (A) having a numerator equal to $1.77 (representing the liquidation preference of each share of Series B Preferred and Series B1 Preferred under the Company's Restated Articles of Incorporation), and (B) having a denominator equal to the Parent Average Stock Price;

                     (iii) each share of the common stock (par value $0.001 per share) of the Company (the "Company Common Stock") outstanding immediately prior to the Effective Time shall be converted into the Applicable Fraction (as defined below) of a share of the common stock (par value $0.001 per share) of Parent ("Parent Common Stock"). The "Applicable Fraction" shall be the fraction (A) having a numerator equal to

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       2,600,000 less the Aggregate Preferred Stock Liquidation Preference
       (if any) and (B) having a denominator equal to the Fully Diluted Number of Company Common Shares;

                     (iv) each share of the common stock (par value $0.001 per share) of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation;

                     (v) all calculations under this Section 1.5(a) shall be rounded to the nearest one millionth (1/1,000,000th); and

                     (vi) subject only to Section 1.5(c), in no case shall the number of shares of Parent Common Stock issued under this Section 1.5 (a) to the shareholders of the Company, when added to the shares of Parent Common Stock issuable to the holders of options and warrants to purchase Company Common Stock under Section 1.6, exceed 2,600,000 shares.

              (b) Notwithstanding anything to the contrary contained in this Agreement, a portion of the shares of Parent Common Stock issued in the Merger shall be delivered into escrow and held as specified in Section 1.8 hereof.

              (c) In the event Parent at any time or from time to time between the date of this Agreement and the Effective Time declares or pays any dividend on Parent Common Stock payable in Parent Common Stock or in any right to acquire Parent Common Stock, or effects a subdivision of the outstanding shares of Parent Common Stock into a greater number of shares of Parent Common Stock (by stock dividends, combinations, splits, recapitalizations and the like), or in the event the outstanding shares of Parent Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Parent Common Stock, then the Applicable Fraction shall be appropriately adjusted.

              (d) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

              (e) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of capital stock of the Company who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's stock certificate(s) representing shares of capital stock of the Company, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Parent Average Stock Price. In no case shall any holder of capital stock of the Company be entitled to receive cash in an amount equal to or greater than the value of one share of Parent Common Stock.

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              (f)    Parent and the Surviving Corporation shall be entitled to
deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of Company Common Stock pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

              (g) The shares of Parent Common Stock issued upon surrender for exchange of shares of capital stock of the Company in accordance with the terms of this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares.

       1.6    STOCK OPTIONS AND WARRANTS.

              (a) At the Effective Time, each option to purchase shares of capital stock of the Company that is then outstanding, whether vested or unvested (a "Company Option"), shall be assumed by Parent in accordance with the terms (as in effect as of the date of this Agreement) of the stock option agreement by which such Company Option is evidenced. At the Effective Time, all rights with respect to Company Common Stock under outstanding Company Options shall be converted into rights with respect to Parent Common Stock.
Accordingly, from and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such assumed Company Option shall be equal to the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Effective Time multiplied by the Applicable Fraction, rounded down to the nearest whole number of shares of Parent Common Stock, (iii) the per share exercise price for the Parent Common Stock issuable upon exercise of each such assumed Company Option shall be determined by dividing the exercise price per share of Company Common Stock subject to such Company Option, as in effect immediately prior to the Effective Time, by the Applicable Fraction, and rounding the resulting exercise price up to the nearest whole cent and (iv) all restrictions on the exercise of each such assumed Company Option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; PROVIDED, HOWEVER, that each such assumed Company Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time. It is the intention of the parties that the Company Options so assumed by Parent qualify, to the maximum extent permissible following the Effective Time, as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time. The Company and Parent shall take all action that may be necessary to effectuate the provisions of this Section 1.6. As soon as is reasonably practicable following the Closing, Parent will send to each holder of an assumed Company Option a written notice setting forth (i) the number of shares of Parent Common Stock subject to such assumed Company Option and (ii) the exercise price per share of Parent Common Stock issuable upon exercise of such assumed Company Option. Parent shall file with the SEC, as soon as is reasonably practicable after the Closing, a registration statement on Form S-8 registering the exercise of any Company Options assumed by Parent pursuant to this Section 1.6.

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              (b)    At the Effective Time, each warrant to purchase shares of
capital stock of the Company that is then outstanding (a "Company Warrant"), shall terminate in accordance with its terms.

       1.7 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, holders of certificates representing shares of the Company's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company's capital stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.8. None of Parent, Merger Sub or the Company shall be liable to any holder of shares of capital stock of the Company, or any holder of any warrant or option to acquire any such shares, for shares (or dividends or distributions with respect thereto) of Parent Common Stock to be issued in exchange for capital stock of the Company pursuant to this Agreement if, on or after the expiration of six months following the Effective Time, such shares are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

       1.8    EXCHANGE OF CERTIFICATES; ESCROW SHARES.

              (a) At the Closing, each Company shareholder that does not perfect its dissenters' rights and is otherwise entitled to receive shares of Parent Common Stock pursuant to Section 1.5 (a "Merger Shareholder") shall surrender to Parent all certificates representing shares of Company Common Stock or Company Preferred Stock, as appropriate, for cancellation, together with an executed stock power duly endorsed in blank by such holder and such other documents as may be reasonably required by Parent. At or as soon as practicable after the Effective Time, Parent shall (i) deliver to each Merger Shareholder who has surrendered his or her certificates formerly representing shares of capital stock of the Company in compliance with the preceding sentence a certificate representing 90 percent of the number of whole shares of Parent Common Stock that such Merger Shareholder has the right to receive pursuant to the provisions of Section 1.5 and (ii) deliver to the escrow agent under the Escrow Agreement in the form of Exhibit C hereto (the "Escrow Agreement"), on behalf and in the name of each Merger Shareholder, a certificate representing 10 percent of the number of whole shares of Parent Common Stock that such Merger Shareholder has the right to receive pursuant to the provisions of Section 1.5 (the "Escrow Shares"). In determining the number of whole shares that represent 90 percent of the number of shares of Parent Common Stock to which each Merger Shareholder is entitled pursuant to Section 1.5, Parent shall round up to the nearest whole number of shares, and in determining the number of Escrow Shares to which such Merger Shareholder is entitled pursuant to Section 1.5, Parent shall round down to the nearest whole number. If any shares of Parent Common Stock are to be issued in the name of a person other than the person in whose name the Company Stock Certificate surrendered in exchange therefor is registered, it shall be a condition to the issuance of such shares that (i) the certificate(s) so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer

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shall pay Parent, or its exchange agent, any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of Parent that such taxes have been paid or are not required to be paid. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

              (b) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this
Section 1.8 (at which time such holder shall be entitled receive all such dividends and distributions and such cash payment).

       1.9 DISSENTING SHARES. Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of the Company that, as of the Effective Time, are or may become "dissenting shares" within the meaning of Section 1300(b) of the California General Corporation Law shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section 1.5 (or cash in lieu of fractional shares in accordance with Section 1.5(e)), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in the California General Corporation Law; PROVIDED, HOWEVER, that if the status of any such shares as "dissenting shares" shall not be perfected, or if any such shares shall lose their status as "dissenting shares," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with
Section 1.5 (and cash in lieu of fractional shares in accordance with Section 1.5(e)), subject to the escrow requirements of Section 1.8(a). The Company shall give Parent (i) prompt notice of any written demands for payment with respect to any shares of capital stock of the Company pursuant to Chapter 13 of the California General Corporation Law, withdrawals of such demands, and any other instruments served pursuant to the California General Corporation Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for dissenter's rights under the California General Corporation Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for dissenter's rights or offer to settle or settle any such demands.

       1.10 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

       1.11 ACCOUNTING TREATMENT. For accounting purposes, the Merger is intended to be treated as a "purchase."

       1.12 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

       1.13   REALLOCATION OF SHARES.


              (a) Parent agrees that if, within one year following the Closing, either (i) any shares of Parent Common Stock issued in connection with the Merger (whether (1) to Persons who were shareholders of the Company immediately prior to the Closing, or to the Escrow Agent on their behalf, or
(2) upon exercise of assumed Company Options ("Assumed Options")) are repurchased by Parent or the Surviving Corporation pursuant to a repurchase option, risk of forfeiture or other similar condition under any applicable restricted stock purchase agreement or other agreement that existed as of or prior to the Closing, or (ii) any Assumed Options expire or are terminated before they are exercised, then, on the Distribution Date, (x) Parent shall distribute and deliver to each Specified Individual such Specified Individual's Reallocation Fraction of the Reallocated Shares and (y) each Specified Optionholder's Assumed Options shall be adjusted pursuant to
Section 1.13(c).

       (b)    For purposes of this Section 1.13:

              (i) "Specified Individuals" means each Person that (A) was a shareholder of the Company immediately prior to the Closing, or (B) exercised any Assumed Options after the Closing and prior to the Distribution Date;

              (ii) "Specified Optionholders" means each Person that is a holder of any unexercised Assumed Options as of the Distribution Date;

              (iii) "Distribution Date" means a date determined by Parent, within 30 days following the one year anniversary of the Closing, on which the distribution contemplated by this Section 1.13 is made;

              (iv) "Reallocated Shares" means the sum of (A) a number of shares of Parent Common Stock equal to the repurchased shares referred to in clause "(i)" of Section 1.13(a), and (B) a number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock that would have been issued upon the exercise of the expired and terminated portion of Assumed Options referred to in clause "(ii)" of Section 1.13(a); and

              (v) "Reallocation Fraction" with respect to a particular Specified Individual means the fraction (A) whose numerator is equal to
       (x) the number of shares of Parent Common Stock issued in the Merger to such Specified Individual plus (y) the number of shares of Parent Common Stock issued to such Specified Individual upon exercise of Assumed Options after the Closing and prior to the Distribution Date; and (B) whose denominator is equal to 2,600,000 less the number of Reallocated Shares.

       (c) Under the circumstances described in Section 1.13(a), the number of shares subject to the Assumed Options held by a Specified Optionholder as of the Distribution Date and the exercise price with respect thereto shall be recomputed as of the Distribution Date to reflect an adjusted Applicable Fraction (the "Adjusted Fraction'), instead of the original Applicable Fraction as set forth in Section 1.6(a). The Adjusted Fraction shall be the fraction (A) having a numerator equal to 2,600,000 less the Aggregate Preferred Stock Liquidation Preference (if any) and (B) having a denominator equal to the Fully Diluted Number of Company Common Shares less the number of Company Common Shares equal to the number of Reallocated Shares divided by the Applicable Fraction.


SECTION 2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company represents and warrants to Parent that, except as set forth in the Disclosure Schedule, the following representations are true and correct.

       2.1    DUE ORGANIZATION; SUBSIDIARIES; ETC.

              (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used and (iii) to perform its obligations under all Company Contracts. The Company is qualified to business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified has not had and would not have a Material Adverse Effect on the Company.

              (b) The Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "ProxiNet, Inc. " and "ProxiNet International Ltd."

              (c) Part 2.1(c) of the Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors, and (ii) the names and titles of the Company's officers.

              (d) The Company has no subsidiaries, and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any other Entity.

       2.2 ARTICLES OF INCORPORATION AND BYLAWS; RECORDS. The Company has delivered to Parent accurate and complete copies of: (a) the Company's articles of incorporation and bylaws, including all amendments thereto; and (b) the stock records of the Company; and (c) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company and the board of directors of the Company. There have been no meetings or other proceedings or actions of the shareholders of the Company or the board of directors of the Company that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of the

Company's articles of incorporation or bylaws or of any resolution adopted by the Company's Shareholders or the Company's board of directors. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete, and have been maintained in accordance with all applicable Legal Requirements.

       2.3    CAPITALIZATION, ETC.

              (a) The authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock, of which 2,454,428 shares are issued and outstanding as of the date of this Agreement and (ii) 5,256,000 shares of Preferred Stock, 56,000 of which are designated as Series A Preferred, 56,000 of which are issued and outstanding as of the date of this Agreement, 2,600,000 of which are designated Series B Preferred Stock, 2,403,742 of which are issued and outstanding as of the date of this Agreement, and 2,600,000 of which are designated as Series B1 Preferred Stock, none of which are issued and outstanding as of the date of this Agreement. Part 2.3(a)(1) of the Disclosure Schedule sets forth the names of the Company's Shareholders as of the date of this Agreement and the number of shares of Company Common Stock and Company Preferred Stock owned of record by each of such Shareholders as of the date of this Agreement. The Company has reserved an additional 2,086,924 shares of Company Common Stock for issuance under its 1997 Stock Plan (the "Stock Plan") to employees, advisory board members, officers or directors of, or consultants to, the Company, of which options to acquire 1,957,107 shares of Common Stock have been granted as of the date of this Agreement. Part 2.3(a)(2) of the Disclosure Schedule sets forth a true and complete list as of the date hereof of all holders of outstanding Company Options, including the number of shares of Company Common Stock subject to each such Company Option, the exercise and vesting schedule, and the exercise price per share. The Company has reserved an additional 78,981 shares of Company Common Stock for issuance pursuant to outstanding warrants as of the date of this Agreement to purchase shares of Company Series B Preferred Stock. Part 2.3(a)(3) of the Disclosure Schedule sets forth the names of the Company's warrant holders as of the date of this Agreement and the number of shares issuable upon exercise of outstanding warrants as of the date of this Agreement.

              (b) All of the outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. There are no preemptive rights applicable to any shares of capital stock of the Company.

              (c) Except as identified in Section 2.3(a), as of the date of this Agreement, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; or (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company.

              (d) Any shares of capital stock or other securities repurchased, redeemed or otherwise reacquired by the Company were validly reacquired in compliance with (i) the applicable provisions of the California General Corporation Law and all other applicable Legal Requirements, and (ii) any requirements set forth in applicable Contracts.

       2.4    FINANCIAL STATEMENTS.

              (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"): the unaudited balance sheet of the Company as of July 31, 1999 (the "Unaudited Interim Balance Sheet"), and the unaudited income statement of the Company for the period from inception until July 31, 1999.

              (b) The Company Financial Statements present fairly the financial position of the Company as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 2.4(a)(i)) cash flows of the Company for the period covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, in the aggregate, be material in magnitude).

       2.5    ABSENCE OF CHANGES.  Between July 31, 1999 and the date of this
Agreement:

              (a) there has not been any material adverse change in the business, financial condition or results of operations of the Company and, to the Knowledge of the Company, no event has occurred that will, or would reasonably be expected to have a Material Adverse Effect on the Company;

              (b) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, nor has the Company repurchased, redeemed or otherwise reacquired any shares of its capital stock or other securities;

              (c) there has been no amendment to the articles of incorporation or bylaws of the Company, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

              (d) the Company has not incurred or guaranteed any indebtedness for borrowed money;

              (e) the Company has not changed any of its methods of accounting or accounting practices in any material respect;

              (f)    the Company has not commenced or settled any Legal
Proceeding;

              (g) the Company has not made any capital expenditure which, when added to all other capital expenditures made by the Company since July 31, 1999, exceeds $100,000 in the aggregate;

              (h) the Company has not (i) permitted any of the assets owned or used by it to become bound by any Encumbrance, or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Material Contract to which it is or was a party or under which it has or had any rights or obligations;

              (i) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person (other than immaterial rights or other immaterial assets acquired, leased or licensed by the Company from other Persons in the ordinary course of business and consistent with the Company's past practices), (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person (other than immaterial rights or other immaterial assets disposed of or leased or licensed by the Company to other Persons in the ordinary course of business and consistent with the Company's past practices), or (iii) waived or relinquished any right (other than immaterial rights waived or relinquished by the Company in the ordinary course of business and consistent with the Company's past practices);

              (j) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for (i) pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices, (ii) any lien for current taxes not yet due and payable, and (iii) minor liens that have arisen in the ordinary course of business and that do not (in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company;

              (k) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

              (l) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(k)" above.

       2.6    TITLE TO ASSETS.

              (a) The Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected on the Unaudited Interim Balance Sheet; (ii) all assets referred to in
Part 2.9 of the Disclosure Schedule and all of the Company's rights under the Contracts identified in Part 2.10(a) of the Disclosure Schedule; and (iii) all other assets reflected in the Company's books and records as being owned by the Company. All of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

              (b) There are no assets that are being leased to the Company or software that is being licensed to the Company under Contracts requiring the Company to make payments under any particular Contract of more than $15,000 annually.

       2.7    INTELLECTUAL PROPERTY.

              (a) Part 2.7(a)(1) of the Disclosure Schedule sets forth, with respect to each Company Proprietary Asset owned by the Company that has been registered, recorded or filed with any Governmental Body or with respect to which an application has been filed with any Governmental Body, (i) a brief description of such Company Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration, recordation, filing or application. Part 2.7(a)(2) of the Disclosure
Schedule identifies and provides a brief description of all other Company Proprietary Assets owned by the Company. Part 2.7(a)(3) of the Disclosure
Schedule identifies and provides a brief description of each Company Proprietary Asset that is owned by any other Person and that is licensed to or used by the Company (except for any Company Proprietary Asset that is licensed to the Company under any third party software license that (1) is generally available to the public at a cost of less than $15,000, and (2) imposes no future monetary obligation on the Company) and identifies the license agreement or other agreement under which such Company Proprietary
Asset is being licensed to or used by the Company. The Company has good, valid and marketable title to all of the Company Proprietary Assets identified in Parts 2.7(a)(1) and 2.7(a)(2) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Company Proprietary Assets identified in Part 2.7(a)(3) of the Disclosure Schedule. The Company is not obligated to make any payment to any Person for the use of any Company Proprietary Asset. The Company is free to use, modify, copy, distribute, sell, license or otherwise exploit each of the Company Proprietary Assets on an exclusive basis (other than Company Proprietary Assets consisting of software licensed to the Company under third party licenses generally available to the public, with respect to which the Company's rights are not exclusive).

              (b) The Company has used commercially reasonable efforts to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. The Company has not disclosed or delivered or permitted to be disclosed or delivered to any Person, and no Person (other than the Company) has access to or has any rights with respect to, the source code, or any portion or aspect of the source code, of any Company Proprietary Asset owned by the Company.

              (c) None of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. The Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the Knowledge of the Company, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

              (d) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been conducted and in the manner in which such business is currently proposed to be conducted by the Company. The Company has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis. The Company has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

              (e) All current employees of the Company, and all current consultants and independent contractors to the Company, have executed and delivered to the Company written agreements (containing no material exceptions to or exclusions from the scope of their coverage other than exceptions or exclusions to prior inventions made, developed or discovered prior to employment with the Company) that are substantially in the form of the ProxiNet Confidential Terms of Employment, Employment Proprietary Information Agreement or Nondisclosure Agreement attached to Part 2.7(e) of the Disclosure Schedule. No former consultant, independent contractor or employee has any rights to the Company Proprietary Assets and the failure of the Company to have obtained any of the above executed agreements shall in no way diminish the Company's representations or warranties as to the ownership of the Company Proprietary Assets.

              (f) The Company has not entered into and is not bound by any Contract under which any Person has the right to distribute or license, on a commercial basis, any Company Proprietary Asset owned by the Company including source code, object code, or any versions, modifications or derivative works of source code or object code in any Company Proprietary Asset owned by the Company.

              (g) Each computer program and other item of software owned by the Company is Year 2000 Compliant to the extent described in Part 2.7(g) of the Disclosure Schedule or will be Year 2000 Compliant to the extent described in
Part 2.7(g) of the Disclosure Schedule in sufficient time to avoid any disruption to the business of the Company acquired by Parent pursuant to this Agreement. Each computer program and other item of software that has been developed by the Company and sold, installed, licensed or otherwise made available by the Company to any Person is Year 2000 Compliant to the extent described in Part 2.7(g) of the Disclosure Schedule.

       2.8 REAL PROPERTY; FIXED ASSETS. The Company does not own any real property or interests in real property other than leasehold interests in real property. Part 2.8 of the Disclosure Schedule sets forth a complete list of all real property and interests in real property leased by the Company and the Company has a valid leasehold interest in such real property. Part 2.8 of the Disclosure Schedule provides accurate and complete information with respect to all material items of equipment, fixtures, leasehold improvements and other tangible assets owned by or leased to the Company.

       2.9    CONTRACTS.

              (a) Part 2.9(a) of the Disclosure Schedule identifies each Company Contract that constitutes a "Material Contract." (For purposes of this Agreement, each of the following (and each other Contract that is material to the business of the Company) shall be deemed to constitute a "Material Contract":

                     (i) any Contract relating to the employment or engagement of, or the performance of services by, any employee of the Company;

                     (ii) any Contract (other than a contract or license in respect of any technology or Proprietary Asset that is generally available to the public at a cost of less than $15,000 or imposes no future monetary obligation on the Company) relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset;

                     (iii) any Contract imposing any restriction on the Company's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) to develop or distribute any technology;

                     (iv) any Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

                     (v) any Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity, any right of contribution or any surety arrangement;

                     (vi) any Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                     (vii) any Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18);

                     (viii) any Contract entered into outside the ordinary course of business or inconsistent with the Company's past practices; and

                     (ix) any Contract (not otherwise identified in clauses "(i)" through "(xii)" of this section) that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000 in the aggregate, or (B) the performance of services having a value in excess of $100,000 in the aggregate).

              (b) The Company has delivered to Parent accurate and complete copies of all written Contracts identified in Part 2.10 of the Disclosure Schedule, including all amendments thereto. To the Knowledge of the Company, each Contract identified in Part 2.10 of the Disclosure Schedule is valid and in full force and effect, and, is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

              (c) The Company has not materially breached or committed any material default under, any Company Contract, and, to the Knowledge of the Company, no other Person has violated or breached, or committed any material default under, any Company Contract. To the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (A) result in a material violation or Breach of any of the provisions of any Company Contract,
(B) give any Person the right to declare a material default or exercise any remedy under any Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Contract, or (D) give any Person the right to cancel, terminate or materially modify any material Company Contract. The Company has not received any notice or other communication regarding (i) any actual or possible violation or Breach of, or default under, any

Company Contract, or (ii) any actual or possible termination of any Company Contract. The Company has not waived any of its material rights under any Contract.

              (d) The Contracts identified in Part 2.9(a) of the Disclosure Schedule collectively constitute all of the Material Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted.

       2.10   LIABILITIES.

              (a) The Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due) except for:
(a) liabilities identified in the Unaudited Interim Balance Sheet and the notes thereto; (b) liabilities incurred by the Company since July 31, 1999 in the ordinary course of business consistent with the past practices of the Company; (c) liabilities under the Material Contracts to which the Company is a party or by which the Company is bound; and (d) liabilities that have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company.

              (b) Part 2.10(b) of the Disclosure Schedule provides an accurate and complete breakdown of (i) all accounts payable of the Company as of July 31, 1999, and (ii) all notes payable of the Company and all indebtedness of the Company for borrowed money as of the date of this Agreement, including the name of the debtholder, the date the debt was incurred, the aggregate principal amount owed to each person, the interest accrued to date, the interest rate and the compounding period.

       2.11 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company is, and has been at all times, in compliance with all applicable Legal Requirements. No event has occurred, and no condition or circumstance exists, that would (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement. The Company has never received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any material Legal Requirement.

       2.12 GOVERNMENTAL AUTHORIZATIONS. Part 2.12 of the Disclosure Schedule identifies each Governmental Authorization held by the Company and the Company has delivered to Parent or Parent's counsel accurate and complete copies of all such Governmental Authorizations. The Governmental Authorizations identified in
Part 2.12 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Company is, and at all times has been, in compliance with the material terms and requirements of the respective Governmental Authorizations identified in Part 2.12 of the Disclosure Schedule. The Company has never received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any

Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

       2.13   TAX MATTERS.

              (a) All Tax Returns required to be filed with any Governmental Body on or before the date hereof (the "Company Returns") (i) have been filed in a timely manner, and (ii) have been accurately and completely prepared in compliance with all applicable legal requirements. All amounts shown on the Company Returns to be due on or before the date hereof have been paid. The Company has delivered to Parent accurate and complete copies of all Tax Returns filed or required to be filed by the Company since the date of the Company's incorporation. The Company and its Subsidiaries have not requested any extension of time within which to file any Tax Return.

              (b) Each Tax required to have been paid, or claimed by any Governmental Body to be payable, by the Company (whether pursuant to or shown on any Company Return or otherwise) or a Subsidiary has been duly paid in full on a timely basis. Any Tax required to have been withheld or collected by the Company or a Subsidiary has been duly withheld and collected on a timely basis; and (to the extent required) each such Tax has been paid to the appropriate Governmental Body on a timely basis. There are no security interests on any of the assets of any of the Company and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

              (c) The Company's Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. The Company has established, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from January 1, 1999 through the date hereof.

              (d) No Tax Return has ever been examined or audited by any Governmental Body. There has been no examination or audit of any Company Return, and no such examination or audit has been proposed or scheduled by any Governmental Body. The Company has delivered to Parent accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. No extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

              (e) No claim or Legal Proceeding is pending or, to the Knowledge of the Company, has been threatened against or with respect to the Company in respect of any Tax, and no claim has ever been made by a Governmental Body that the Company or a Subsidiary is or may be subject to taxation in any jurisdiction in which it has not filed a Tax Return. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company. There are no liens for Taxes upon any of the assets of the Company, except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The

Company has not been, and the Company will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the date hereof.

              (f) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or would reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract. The Company is not and has never been a party to any cost sharing agreements or advance pricing agreement.

              (g) No Governmental Body has asserted any claim or otherwise made any allegation that the Company has failed or may have failed to pay any sales tax, use tax or similar Tax. The Company has not engaged in any discussions or negotiations with any Governmental Body, and has not sent any written communication to or received any written communication from any Governmental Body, in connection with any possible failure on the part of the Company to pay any sales tax, use tax or similar Tax.

              (h) None of the Company and its Subsidiaries has been a United States real property holding corporation within the meaning of Code
Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Each of the Company and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. None of the Company and its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than the common parent of which was the Company) or (B) has any Liability for the Taxes of any Person (other than any of the Company or Subsidiaries) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

       2.14   EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

              (a) Part 2.14(a) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, or other employee benefit plan sponsored or maintained by the Company as of the date of this Agreement (the "Plans") for the benefit of any current employee of the Company ("Employee").

              (b) With respect to each Plan, the Company has delivered to Parent an accurate and complete copy of such Plan (including all amendments thereto), and the most recent summary plan description.

              (c) With respect to all employee pension benefit Plans, the Company has delivered to Parent an accurate and complete copy of the annual report with respect to such Plans for 1998 (as applicable), and the most recent Internal Revenue Service Determination Letter.

              (d) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including the Code and ERISA.

              (e) Each of the employee welfare benefit Plans have been operated and administered in all material respects in compliance with COBRA and HIPAA. Part 2.14(e) lists all existing COBRA covered participants under the Company's employee welfare benefit Plans.

              (f) Part 2.14(f) of the Disclosure Schedule contains a list of all employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, their dates of employment, social security numbers and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees.

       2.15 ENVIRONMENTAL MATTERS. The Company is and has at all times been in compliance with all applicable Environmental Laws. Each property that is owned by, leased to, controlled by or used by the Company, and all surface water, groundwater, soil and air associated with or adjacent to such property
(a) is free of any Materials of Environmental Concern and any harmful chemical or physical conditions, and (b) is free of any environmental contamination of any nature. The Company possesses all permits and other Governmental Authorizations required under applicable Environmental Laws, and the Company is and has at all times been in compliance with the terms and requirements of all such Governmental Authorizations. The Company has not received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that the Company is not in compliance with any Environmental Law, and, to the Knowledge of the Company, there are no circumstances that would reasonably be expected to prevent or interfere with the Company's compliance with any Environmental Law in the future. To the Knowledge of the Company, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (whether from a Governmental Body, citizens group, employee or otherwise) that alleges that such current or prior owner or the Company is not or was not in compliance with any Environmental Law. The Company does not hold any Governmental Authorizations pursuant to Environmental Laws.

       2.16 INSURANCE. Part 2.16 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of, or for the benefit of the Company, identifies any claims made thereunder, and includes a summary of the amounts and types of coverage and the deductibles under each such insurance policy. The Company has delivered to Parent accurate and complete copies of the insurance policies identified on Part 2.16 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.16 of the Disclosure Schedule is in full force and effect. The Company has not received any notice regarding any actual or possible (a) cancellation or invalidation of any insurance policy identified in Part 2.16 of the Disclosure Schedule, (b) refusal of any coverage or rejection of any claim under any such insurance policy or (c) material adjustment in the amount of the premiums payable with respect to any such insurance policy. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that would reasonably be expected (with or without notice or lapse of time) to give rise to or serve as a basis for any claim under any insurance policy identified in Part 2.16 of the Disclosure Schedule.

       2.17 RELATED PARTY TRANSACTIONS. No Related Party has any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company. No Related Party is indebted to the Company. No Related Party has entered into, or has any direct or indirect financial interest in, any Material Contract, transaction or business dealing involving the Company. No Related Party is competing directly or indirectly, with the Company. (For purposes of this Section 2.17, each of the following shall be deemed to be a "Related Party": (i) each of the Shareholders; (ii) each individual who is, or who has at any time been an officer or director of the Company; (iii) each individual who is, or who at any time been a member of the immediate family of any of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

       2.18 LEGAL PROCEEDINGS; ORDERS. There is no pending Legal Proceeding, and, to the Knowledge of the Company, no Person has threatened to commence any Legal Proceeding: (i) to which the Company is or is threatened to be made a party; or (ii) that challenges the Merger. To the Knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding. There is no order, writ, injunction, judgment or decree to which the Company is subject. To the Knowledge of the Company, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

       2.19 AUTHORITY; BINDING NATURE OF AGREEMENT. The Company has the right, power and authority to enter into and to perform its obligations under this Agreement and under each other agreement, document or instrument referred to in or contemplated by this Agreement to which the Company is or will be a party; and the execution, delivery and performance by the Company of this Agreement and of each such other agreement, document and instrument have been duly authorized by all necessary action on the part of the Company and its board of directors. This Agreement and each other agreement, document and instrument referred to in or contemplated by this Agreement to which the Company is a party constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

       2.20 NON-CONTRAVENTION; CONSENTS. Neither the execution, delivery or performance of this Agreement or any other agreements, documents or instruments referred to or contemplated by this Agreement or any of the transactions contemplated by this Agreement or any other agreements, documents or instruments referred to or contemplated herein, nor the consummation of the Merger, will directly or indirectly (with or without notice or lapse of time):

              (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's articles of incorporation or bylaws, or
(ii) any resolution adopted by the Company's Shareholders or the Company's board of directors;

              (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

              (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify in any material respect, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

              (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Material Contract, (ii) accelerate the maturity or performance of any Material Contract, or (iii) cancel, terminate or modify any Material Contract; or

              (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

The Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with
(x) the execution, delivery or performance of this Agreement or any other agreement, document or instrument referred to in or contemplated by this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement or contemplated by any other agreement, document or instrument referred to in or contemplated by this Agreement, except where the failure to make such filing or obtain such Consent has not had (and would not reasonably be expected to have) a Material Adverse Effect on the Company.

       2.21 VOTE REQUIRED. The affirmative vote of the holders of (i) a majority of the outstanding shares of Company Preferred Stock, voting separately as a class; and (ii) a majority of the outstanding shares of Company Common Stock, voting separately as a class (the "Required Vote") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt and approve this Agreement and the Merger.

       2.22 NO BROKERS. No broker, finder or investment banker is entitled to any brokerage or finder's fee from the Company in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Company.

       2.23 FULL DISCLOSURE. This Agreement (including the Disclosure Schedule) does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained herein (in light of the circumstances under which such representations, warranties and information were made or provided) not false or misleading.

       2.24   SECTION 368 REPRESENTATIONS.

       (a) No Shareholder had any portion of such Shareholder's interest in the Company redeemed by the Company, or received an extraordinary distribution with respect to its Company interest, and no corporation related to the Company within the meaning of Reg. Section 1.368-1(e)(3)(i)(B) acquired any stock of the Company held by such Shareholder, where such disposition or acquisition would reduce the aggregate fair value of the Parent Common Stock to be received by the Shareholders (with such fair value measured as of the Effective Time) to an amount less than 50% of the fair value of the capital stock of the Company held by the Shareholders immediately before any of such distribution, disposition or acquisition.

       (b) At least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger will be acquired by the Surviving Corporation in the Merger. For the purpose of determining the percentage of the net and gross assets held immediately following the Merger for purposes of this representation, the following assets will be treated as property held by the Company immediately prior to but not acquired by the Surviving Corporation in the Merger: (i) assets disposed of by the Company prior to the Merger and in contemplation of the Merger, including without limitation any asset disposed of by the Company, other than in the ordinary course of business, during the period ending on the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) between the Company and Parent regarding the Merger (the "PRE-MERGER PERIOD"), (ii) assets used by the Company to pay Shareholders perfecting dissenters' rights or other expenses or liabilities incurred in connection with the Merger, and (iii) assets used to make distributions (except for regular and normal dividends), redemption or other payments in respect of the Company common stock or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or related thereto.

       (c) The Company has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger or during the Pre-Merger Period other than (i) in the ordinary course of business, (ii) cash paid to Shareholders perfecting dissenters' rights, and (iii) cash paid for expenses incurred in connection with the Merger.

       (d) At the Effective Time of the Merger, there will be no accrued but unpaid dividends on shares of the Company common stock.

       (e) The Company has no plan or intention, and is under no obligation, to discontinue its business, to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business or the payment of expenses incurred by the Company pursuant to the Merger.

       (f) The liabilities of the Company have been incurred by the Company in the ordinary course of its business and the Company has no shareholder loans which will be repaid as part of the Merger, except for the shareholder loans disclosed on Part 2.10(b) of the Disclosure Schedule.

       (g) The fair market value of the Company's assets will, at the Effective Time, exceed the aggregate liabilities of the Company plus the amount of liabilities, if any, to which such assets are subject.

       (h) The Company is not and will not be on the Effective Time an "investment company" within the meaning of Section 368(a)(2)(F) of the Code.

        (i) The Company has no knowledge of any plan or intention on the part of any Shareholder to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction which would result in a direct or indirect disposition of shares of Parent Common Stock to be issued to Shareholders in the Merger to Parent or any "related party" within the meaning of Treasury Regulation 1.368-1(e)(3)(i).

       (j) To the extent any expenses of the Shareholders relating to the Merger (or the "plan of reorganization" within the meaning of Treas. Reg.
Section 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.

       (k) None of the compensation payments received or to be received by any shareholder of the Company will be separate consideration for, or allocable to, any of their shares of capital stock of the Company; none of the shares of Parent Common Stock to be received by any Shareholder will be separate consideration for, or allocable to, any employment agreement, consulting agreement or any covenants not to compete; and the compensation received or to be paid to any Shareholder will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

       (l) Current management of the Company will not take any position on any Federal, state or local income or franchise tax return, or take any other action or reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code or with the representations made herein.

SECTION 3.    REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

              Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

       3.1 CORPORATE EXISTENCE AND POWER. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate power required to conduct its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on Parent.

       3.2 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have right, power and authority to enter into and to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. No vote of Parent's stockholders is needed to approve the Merger. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

       3.3 NO CONFLICT; CONSENTS. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby are not prohibited by, and will not violate or conflict with, any provision of the certificate of incorporation or bylaws of Parent or Merger Sub, or of any Legal Requirement to which Parent or Merger Sub is a party, except where any of the foregoing has not had (and would not reasonably be expected to have), a Material Adverse Effect on Parent. No Consent of any Governmental Body is necessary on the part of Parent or Merger Sub for the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, except where the failure to obtain any such Consent has not had (and would not reasonably be expected to have) a Material Adverse Effect on Parent.

       3.4    SEC FILINGS; FINANCIAL STATEMENTS.

              (a) Parent has filed with the Securities and Exchange Commission (the "SEC") and has heretofore made available to the Company true and complete copies of each report, registration statements and definitive proxy statement required to be filed by Parent from January 1, 1998 until the date of this Agreement under the Exchange Act (collectively, the "Parent SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be), and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (b) The consolidated financial statements contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments (which will not, individually or in the aggregate, be material in magnitude); and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

       3.5 VALID ISSUANCE. Subject to Section 1.5(d), the Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

       3.6    CAPITALIZATION, ETC.

              (a) As of July 31, 1999, the authorized capital stock of Parent consists of (i) 40,000,000 shares of Common Stock, $.001 par value per share, of which 13,334,552 shares are issued and outstanding and (ii) 2,000,000 shares of Preferred Stock, $.001 par value per share, none of which are issued or outstanding. Parent has reserved an additional (i) 5,000,000 shares of Parent Common Stock authorized for issuance under Parent's stock option and stock purchase plans, of which 2,053,981 shares have been granted or issued and are outstanding; and (ii) 140,000 shares of Common Stock issuable upon exercise of outstanding warrants.

              (b) All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. There are no preemptive rights applicable to any shares of capital stock of Parent.

              (c) Except as set forth in Section 3.2(a) or 3.2(b) or in the Parent SEC Documents, as of the date of this Agreement, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent; or (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Parent.

       3.7 MERGER SUB. Merger Sub has been formed solely for the purpose of executing and delivering this Agreement and consummating the transactions contemplated hereby. Merger Sub has not engaged and will not engage in any business or activity other than activities related to its corporate organization and the execution and delivery of this Agreement.

SECTION 4.    CERTAIN COVENANTS

       4.1    ACCESS AND INVESTIGATION.

              (a) During the period from the date of this Agreement through the Closing Date (the "Pre-Closing Period"), the Company shall: (a) provide Parent and Parent's Representatives with reasonable access to the Company's personnel and assets and to all existing books, records, tax returns, work papers and other documents and information relating to the Company; and (b) provide Parent and Parent's Representatives with copies of such existing books, records, tax returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request.

              (b) During the Pre-Closing Period, Parent shall: (a) provide the Company and the Company's Representatives with reasonable access to the Parent's personnel and assets and to all existing books, records, tax returns, work papers and other documents and information relating to Parent; and (b) provide the Company and the Company's Representatives with copies of such existing books, records, tax returns, work papers and other documents and information relating to Parent, and with such additional financial, operating and other data and information regarding Parent, as the Company may reasonably request.

              (c) All information provided during the Pre-Closing Period by Parent or the Company to the other or the other's Representatives in connection with any investigation hereunder or pursuant to the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby shall be subject to the provisions of the Mutual Nondisclosure Agreement between Parent and the Company dated as of May 14, 1999 (the "Nondisclosure Agreement"), which shall remain in full force and effect. Except for information set forth in the Disclosure Schedule or the attachments thereto, no information obtained in any investigation shall effect or be deemed to modify any representation or warranty contained in this Agreement.

       4.2 OPERATION OF THE BUSINESS OF THE COMPANY. Without the prior written consent of Parent during the Pre-Closing Period, and except as otherwise contemplated or permitted by this Agreement:

              (a) the Company shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement, shall pay its debts and Taxes when due (subject to good faith disputes, if any, over such debts and Taxes), and shall pay or perform its other obligations when due;

              (b) the Company shall use reasonable efforts to (i) preserve intact its current business organization, (ii) keep available the services of its current officers and employees and (iii) maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company;

              (c) the Company shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock;

              (d) the Company shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities other than pursuant to Contracts in effect as of the date of this Agreement;

              (e) except for Company Common Stock issued upon the exercise of options and warrants to purchase Company Common Stock and any convertible promissory notes outstanding on the date of this Agreement and upon the conversion of Company Preferred Stock, the Company shall not sell, issue or authorize the issuance of (i) any capital stock or other security,
       (ii) any option or right to acquire any capital stock or other security or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

              (f) the Company shall not amend the articles of incorporation or bylaws of the Company, or effect or permit the Company to become a party to any Acquisition

       Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

              (g) the Company shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

              (h) the Company shall not (i) establish, adopt or amend any employee benefit plan, (ii) pay any bonus or make any profit-sharing payment, severance, cash incentive payment or similar payment to, increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or accelerate the vesting of any Company Option or any Company Common Stock subject to vesting or (iii) hire any new employee or terminate any current employee;

              (i) the Company shall not change any of its methods of accounting or accounting practices;

              (j)    the Company shall not make any Tax election;

              (k)    the Company shall not commence or settle any Legal
       Proceeding;

              (l) the Company shall not enter into any license agreement with respect to or otherwise transfer any rights to any Company Proprietary Asset, or except in the ordinary course of business enter into any license with respect to any Proprietary Asset of any other person or entity;

              (m) the Company shall not enter into or amend any Contract pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products or technology of the Company;

              (n) the Company shall not amend or otherwise modify or violate the terms of any of the Company Contracts set forth or described in the Disclosure Schedule;

              (o) the Company shall not incur any indebtedness for borrowed money (other than indebtedness to trade creditors in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

              (p) the Company shall not grant any loans to others (other than advances of employee travel expenses in the ordinary course of business consistent with past practices) or purchase debt securities of others or amend the terms of any outstanding loan agreement;

              (q) the Company shall not revalue any of its assets, including without limitation writing down the value of inventory or writing off notes;

              (r) other than obligations existing as of the date of this Agreement, the Company shall not pay, discharge or satisfy, in an amount in excess of $10,000 (in any one case) or $25,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise); and

              (s) the Company shall not agree or commit to take any of the actions described in clauses "(c)" through "(r)" above.

       4.3 OPERATION OF THE BUSINESS OF PARENT. Without the prior written consent of the Company, during the Pre-Closing Period, and except as otherwise contemplated or permitted by this Agreement:

              (a) Parent shall conduct its business and operations in the ordinary course;

              (b) except for options granted in the ordinary course of business and Parent Common Stock issued upon the exercise of options and stock purchase rights to purchase Parent Common Stock, Parent shall not sell, issue or authorize the issuance of (i) any capital stock or other security,
(ii) any option or right to acquire any capital stock or other security or
(iii) any instrument convertible into or exchangeable for any capital stock or other security;

              (c) Merger Sub shall not engage in any business activities or operations, other than those specific actions set forth in this Agreement solely for the purpose of effecting the Merger; and

              (d) Parent shall not agree or commit to take any of the actions described in clauses "(b)" through "(c)" above.

       4.4    NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

              (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in
Section 6 impossible or unlikely. Notification in accordance with this
Section 4.4(a) shall not affect the Company's liability for breach of any such representation, warranty or covenant under this Agreement.

              (b) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of: (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by Parent or Merger Sub in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Parent or Merger Sub in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any breach of any covenant or obligation of Parent or Merger Sub; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 impossible or unlikely. Notification in accordance with this Section 4.4(b) shall not affect Parent's liability for breach of any such representation, warranty or covenant under this Agreement.

       4.5 NO NEGOTIATION. During the Pre-Closing Period, the Company shall not, and shall not permit its Representatives to: (a) solicit any proposal or offer from any Person (other than Parent) for or relating to a possible Acquisition Transaction; or (b) participate in any negotiations or enter into any agreement with, or provide any information to or cooperate with, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction or any other transaction which would significantly alter the equity ownership of the Company. In addition to the foregoing, if the Company receives prior to the Effective Time or the termination of this Agreement any offer, proposal, or request relating to any of the above, the Company shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request.

SECTION 5.    ADDITIONAL COVENANTS OF THE PARTIES

       5.1 FILINGS AND CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings, if any, and give all notices, if any, required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement and (b) shall use all commercially reasonable efforts to obtain all Consents, if any, required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this
Agreement.   Without limiting the foregoing, the parties shall promptly (i)
apply for and obtain all requisite tax clearances for the Merger and (ii) provide notices to holders of Company Warrants.

       5.2    COMPANY SHAREHOLDERS' MEETING.

              (a) As promptly as practicable after the execution of this Agreement, the Company shall prepare an Information Statement reasonably acceptable to Parent relating to the approval of the Merger by the Company's shareholders and the exercise of dissenters' rights in connection therewith (the "Information Statement"). The Company shall, in accordance with its articles of incorporation and bylaws and the applicable requirements of the California General Corporation Law, call and hold a special meeting of its shareholders as promptly as practicable for the purpose of permitting them to consider and to vote upon and approve the Merger and this Agreement (the "Company Shareholders' Meeting"). The Company shall cause a copy of the Information Statement to be delivered to each shareholder of the Company who is entitled to vote at the Company Shareholders' Meeting or by written consent. As promptly as practicable after the delivery of copies of the Information Statement to all shareholders entitled to vote at the Company Shareholders' Meeting or by written consent, the Company shall use its best efforts to solicit from each of such shareholders a proxy or written consent in favor of the approval of the Merger and this Agreement. The Information Statement shall contain the recommendation of the

Board of Directors of the Company in favor of approval and adoption of the Merger and this Agreement. The Information Statement shall be in such form and contain such information so as to permit compliance by Parent with the requirements of Section 3(a)(10) of the Securities Act, as applicable, and applicable Department of Corporations rules or regulations and Regulation D under the Securities Act in connection with the issuance of shares of Parent Common Stock in the Merger.

              (b) In lieu of calling and holding the Company Shareholders' Meeting, the Company may solicit the vote of its shareholders on the Merger and this Agreement by written consent.

       5.3 PUBLIC ANNOUNCEMENTS. Unless otherwise required by law, (a) the Company shall not (and the Company shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without Parent's prior written consent and (b) Parent and Merger Sub shall not (and Parent and Merger Sub shall not permit any of their Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding of the other transactions contemplated by this Agreement, without the Company's prior written consent.

       5.4 REASONABLE EFFORTS. During the Pre-Closing Period, (a) the Company shall use its reasonable efforts to cause each of the Shareholders to execute a Shareholder Representation Letter substantially in the form of Exhibit D and to cause the conditions set forth in Section 6 to be satisfied on a timely basis and (b) Parent and Merger Sub shall use their reasonable efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

       5.5 REPAYMENT OF DEMAND NOTES. At the Closing, Parent shall cause to be paid in full the entire amount of principal and interest outstanding under the Demand Notes.

       5.6    EMPLOYEE AND RELATED MATTERS.

              (a) Parent and the Company shall use reasonable efforts to recruit each key employee of the Company to accept at-will employment with Parent. Those employees of the Company that continue to be employees of Parent or any of its affiliates, including the Company, following the Closing shall upon the closing be eligible to participate in Parent's health, vacation, employee stock purchase, 401(k) and other plans, to the same extent as comparably situated employees of Parent and shall receive credit under Parent's benefit plans for time served as an employee of the Company.

              (b) The Company shall notify Parent of any exercises or cancellations of options or warrants after the date of this Agreement until the Closing.

       5.7 FIRPTA MATTERS. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by General Counsel Associates LLP) conforming to the requirements of Section
1.897-2(h)(1)(I) of the United States Treasury Regulation, and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section 1.897-2(h)(2) of the United States Treasury Regulations.

       5.8 INDEMNIFICATION OF DIRECTORS AND OFFICERS. For a period of six years from the Closing Date, Parent shall, and shall cause the Company to, fulfill and honor in all respects all rights to indemnification existing in favor of the directors and officers of the Company, as provided in and subject to the terms of the Company's Articles of Incorporation and Bylaws (as in effect as of the date of this Agreement) provided that (a) the indemnified party has met any applicable standard of conduct to qualify for such indemnification and (b) the basis of the claim against such indemnified party does not otherwise constitute a breach of any of the representations or warranties made by, or covenants to performed by, the Company under this Agreement. Section 5.8 shall survive the consummation of the transactions contemplated hereby, is intended to benefit and may be enforced by the directors and officers of the Company, and shall be binding on all successors and assigns of Parent and the Company.

       5.9 TAX MATTERS. Prior to the mailing of the Information Statement to the Shareholders and, if requested by counsel, prior to the Closing, each of Parent, Merger Sub and the Company shall execute and deliver, to Cooley Godward LLP and General Counsel Associates LLP, tax representation letters in substantially the form of Exhibit E (which will be used in connection with the legal opinions contemplated by Sections 6.4(g) and 7.3(d)).

       5.10 FAIRNESS HEARING; PRIVATE PLACEMENT. Parent, Merger Sub and the Company shall each take all steps necessary or desirable, utilize all commercially reasonable efforts and cooperate with one another in every way to obtain as promptly as practicable the approval of the Commissioner of the California Department of Corporations (the "Commissioner") of the fairness (the "Fairness Approval") of the terms and conditions of the issuance of the Parent Common Stock as contemplated by this Agreement after a hearing held pursuant to Section 25142 of the California Code and the rules of the Commissioner thereunder. If for any reason whatsoever the Commissioner does not render a Fairness Approval of the terms and conditions of the issuance of the Parent Common Stock as contemplated by this Agreement (or if Parent and the Company mutually agree not to pursue such a hearing), the parties hereto agree to take all steps necessary and desirable, utilize all commercially reasonable efforts and cooperate with one another in every way to have the issuance of the shares of Parent Common Stock to be issued in the Merger qualify for one of the exemptions from registration under the Securities Act provided in Regulation D promulgated thereunder, including the retention of a purchaser representative, if necessary.

       5.11 LOANS TO COMPANY. Parent agrees to loan to the Company $350,000 on the first day of each month after the date of this Agreement until the earlier of the Closing of the Merger or the termination of this Agreement as provided in Section 8.1 (the "Loans'). The Loans shall bear interest at the rate of 7% per annum and shall become due and payable on the 120th day after the date of termination of this Agreement pursuant to Section 8 hereof.

       5.12 SECTION 368 REPRESENTATIONS. The Company will take no action, nor will it permit to occur any event or condition, which would render the representations and warranties contained in Section 2.24 untrue.

SECTION 6.    CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

              The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by Parent), at or prior to the Closing, of each of the following conditions:

       6.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by the Company in this Agreement shall have been accurate as of the date of this Agreement (it being understood that for purposes of determining the accuracy of such representations and warranties, any inaccuracy that has not had a Material Adverse Effect on the Company shall be disregarded). Without limiting the foregoing, the following shall be deemed to be Breaches of representations and warranties to the extent described below: (a) failure to deliver to Parent at or prior to the Closing executed acknowledgments as to the number of shares of Company Common Stock and Company Preferred Stock and Company Options (if any) owned by such Shareholder (the "Shareholder Acknowledgments") from at least (i) 50% of the Shareholders (on a per capita basis) holding at least 20,000 shares of Company capital stock (the "Significant Shareholders") and (ii) holders of at least 50% of the outstanding shares of Company capital stock held by the Significant Shareholders, shall be deemed to be a Breach of the Company's representations and warranties hereunder counting towards a Material Adverse Effect (together with any other such Breaches) with each share held by a Significant Shareholder who has not executed and delivered a Shareholder Acknowledgment being valued at the product of the Parent Average Stock Price and the Applicable Fraction; (b) if holders of more than 50% of the outstanding shares of capital stock held by the Significant Shareholder but less than all Significant Shareholders execute and deliver Shareholder Acknowledgment to Parent at or prior to Closing, such failure of Parent to receive the remaining executed Shareholder Acknowledgment shall be deemed to be a Breach of the Company's representations and warranties hereunder counting towards a Material Adverse Effect (together with any other such Breaches) with each share held by a Significant Shareholders as to which no executed Shareholder Acknowledgment is received being valued at 50% of the product of the Parent Average Stock Price and the Applicable Fraction.

       6.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects, except where the failure to have performed or complied with such covenants and obligations has not had a Material Adverse Effect on the Company or a Material Adverse Effect on the Surviving Corporation, or Parent's ownership and control thereof, after the Merger.

       6.3 SHAREHOLDER APPROVAL. The Merger and this Agreement shall have been duly approved by at least (i) a majority of the outstanding shares of Series A Preferred, Series B Preferred and the Series B1 Preferred, voting together as a single class, and (ii) by at least a majority of the outstanding shares of Company Common Stock, voting as a separate class.

       6.4 AGREEMENTS AND DOCUMENTS. Parent and Merger Sub shall have received the following agreements and documents, each of which shall be in full force and effect:

              (a) a FIRPTA Statement in the form of Exhibit F hereto, executed by the Company;

              (b) an Escrow Agreement in the form of Exhibit C hereto, executed by the Shareholders' Agent on behalf of the Shareholders;

              (c) an agreement of merger executed by the Company to be filed with the Secretary of State of the State of California in accordance with
       Section 1.3 and a certificate of merger executed by the Company to be filed with the Secretary of State of the State of Delaware in accordance with Section 1.3;

              (d) written resignations of all directors of the Company, effective as of the Closing Date;

              (e) a legal opinion of General Counsel Associates LLP dated as of the Closing Date to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code, it being understood that in rendering such opinion, such counsel may rely upon the tax representation letters referred to in Section 5.9 and (ii) if General Counsel Associates LLP is unable or unwilling to deliver the tax opinion referred to in this Section 6.4(e), this condition shall nonetheless be deemed to be satisfied if Cooley Godward LLP delivers such opinion;

              (f) a legal opinion of Cooley Godward LLP substantially in the form of Exhibit H hereto; and

              (g) if the Merger proceeds with the issuance of Parent Common Stock as an offering under Regulation D under the Securities Act, a Shareholder Representation Letter in the form of Exhibit D hereto executed by each Shareholder.

       6.5 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

       6.6 FAIRNESS APPROVAL; PRIVATE PLACEMENT. The Fairness Approval shall have been obtained, or, if the Merger proceeds as an offering under Regulation D under the Securities Act, the issuance of the Parent Common Stock shares in the Merger shall qualify for issuance thereunder in the reasonable judgment of Parent.

       6.7 COMPANY WARRANTS. If the Closing occurs less than 30 days after the notice described in Section 5.1 is delivered to the holders of Company Warrants, the holders of Company Warrants shall have delivered written waivers of such notice to Parent.

SECTION 7.    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

              The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver), at or prior to the Closing, of the following conditions:

       7.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate as of the date of this Agreement (it being understood that, for purposes of determining the accuracy of such representations and warranties, any inaccuracy that has not had a Material Adverse Effect on Parent shall be disregarded).

       7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects, except where the failure to have performed or complied with such covenants and obligations has not had a Material Adverse Effect on Parent.

       7.3 AGREEMENTS AND DOCUMENTS. The Company shall have received the following documents.

              (a) if the Merger proceeds as an offering under Regulation D under the Securities Act, a Registration Rights Agreement in the form of Exhibit G hereto, executed by Parent;

              (b) an Escrow Agreement in the form of Exhibit C hereto, executed by Parent;

              (c) a legal opinion of Cooley Godward LLP dated as of the Closing Date to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code, it being understood that in rendering such opinion, such counsel may rely upon the tax representation letters referred to in Section 5.9 and (ii) if Cooley Godward is unable or unwilling to deliver the tax opinion referred to in this Section 7.3(c), this condition shall nonetheless be deemed to be satisfied if General Counsel Associates delivers such opinion; and

              (d) A legal opinion of General Counsel Associates LLP dated as of the Closing Date, subject to customary qualifications and exceptions, to the effect that this Agreement and the agreement of merger referenced in Section 1.3 hereof constitute the legal, valid and binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their terms.

       7.4 LISTING. The shares of Parent common stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

       7.5 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

       7.6 FAIRNESS APPROVAL; PRIVATE PLACEMENT. The Fairness Approval shall have been obtained, or, if the Merger proceeds as an offering under Regulation D under the Securities Act, the issuance of the Parent Common Stock shares in the Merger shall qualify for issuance thereunder in the reasonable judgment of the Company.

SECTION 8.    TERMINATION

       8.1    TERMINATION EVENTS.  This Agreement may be terminated prior to the
Closing:

              (a) by Parent if any representation or warranty of the Company contained in Section 2 was incorrect when made such that the condition set forth in Section 6.1 would not be satisfied, or if: (i) any of the Company's covenants contained in this Agreement shall have been breached;
       (ii) such breach has not been cured within 15 days after written notice thereof is delivered by Parent to the Company; provided, however, that no cure period shall apply if such breach is not capable of cure; and (iii) as a result of such breach, the condition set forth in Section 6.2 would not be satisfied;

              (b) by the Company if any representation or warranty of Parent or Merger Sub contained in Section 3 was incorrect when made such that the condition set forth in Section 7.1 would not be satisfied, or if: (i) any of Parent's or Merger Sub's covenants contained in this Agreement shall have been breached; (ii) such breach has not been cured within 15 days after written notice thereof is delivered by the Company to Parent; provided, however, that no cure period shall apply if such breach is not capable of cure; and (iii) as a result of such breach, the condition set forth in Section 7.2 would not be satisfied;

              (c) by Parent if the Closing has not taken place on or before November 30, 1999 (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement or in any other agreement or instrument delivered to the Company);

              (d) by the Company if the Closing has not taken place on or before November 30, 1999 (other than as a result of the failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

              (e) by Parent if the Company fails to deliver to Parent by 5:00 p.m. Pacific Daylight Time, August 30, 1999, Voting Agreements executed by each of Softbank Technology Ventures IV, L.P., Softbank Technology Advisors Fund, L.P., RWI Group III, L.P., and Donald L. Lucas, Successor Trustee Donald L. Lucas Profit Shareholder Trust; or

              (f)    by the mutual written consent of Parent and the Company.

       8.2 TERMINATION PROCEDURES. If Parent wishes to terminate this Agreement pursuant to Section 8.1(a) or Section 8.1(c), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 8.1(b) or Section 8.1(d), the Company shall deliver to Parent a notice, in writing, stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which it is terminating this Agreement.

       8.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement shall terminate; PROVIDED, HOWEVER, that: (a) none of the parties shall be relieved of any obligation or liability arising from any prior willful breach by such party of any provision of this Agreement; and (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Sections 5.3, 10 and this Section 8.3 and in the Nondisclosure Agreement.

SECTION 9.    INDEMNIFICATION, ETC.

       9.1 SURVIVAL OF REPRESENTATIONS, ETC. The representations and warranties made by the Company, Parent and Merger Sub in this Agreement shall survive the Closing and shall expire (i) with respect to all matters related to the Company's representations and warranties that would be expected to be revealed by an annual financial audit of Parent upon completion of the first audit of Parent's financial statements of a period ending after the Closing Date, and (ii) with respect to all other matters related to the representations and warranties of the Company, Parent and Merger Sub, on the first anniversary of the Closing Date (the "Termination Date"); provided, however, that any representations or warranties made fraudulently shall survive the Closing and continue in perpetuity. Upon the expiration of the representations and warranties of the Company, Parent and Merger Sub, all liability of the parties with respect to any breach of such representation warranties shall thereupon be extinguished except to the extent a claim for breach shall have been made prior to such expiration. The pre-closing covenants of the Company and Parent contained in this Agreement shall terminate as of the Closing.

       9.2    INDEMNIFICATION.

              (a) INDEMNIFICATION BY COMPANY SHAREHOLDERS. From and after the Closing Date (but subject to Section 9.1), the shareholders of the Company who shall have received Parent Common Stock pursuant to Section 1.5 (the "Shareholder Indemnitors"), shall (pro rata in accordance with their interest in the Escrow Fund) hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a direct or indirect result of, or are directly or indirectly connected with: (i) any inaccuracy in or Breach of any representation or warranty made by the Company in this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualification or similar qualification contained or incorporated directly or indirectly in such representation or warranty) as if such representation or warranty had been made as of the date of this Agreement; (ii) any inaccuracy in or other Breach of any representation, warranty, statement, information or provision contained in the Disclosure Schedule as if such representation or warranty had been made as of the date of this Agreement; or (iii) any breach of any covenant or obligation of the Company; or (iv) any Legal Proceeding relating to any Breach referred to in clause "(i)," "(ii)" or "(iii)" of this sentence.

              (b) INDEMNIFICATION BY PARENT. From and after the Closing Date (but subject to Section 9.1), Parent shall hold harmless and indemnify each Shareholder from and against, and shall compensate and reimburse each of the Shareholders for, any Damages which are suffered or incurred by any of the Shareholders or to which any of the Shareholders may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a direct or indirect result of, or are directly or indirectly connected with: (i) any inaccuracy in or Breach of any representation or warranty made by the Parent or Merger Sub in this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualification or similar qualification contained or incorporated directly or indirectly in such representation or warranty) as if such representation or warranty had been made as of the date of this Agreement; (ii) any breach of any covenant or obligation of Parent or Merger Sub; or (iii) any Legal Proceeding relating to any Breach referred to in clause "(i)" or "(ii)" of this sentence. Notwithstanding anything to the contrary, Parent shall be under no obligation to deal directly with individual Shareholders in connection with the indemnity provided to the Shareholders under this Section 9 but shall only be obligated to respond to notices from, and to provide notices to, and otherwise deal only with, the Shareholders' Agent, who shall have exclusive authority to act for purposes of the indemnification provided by Parent under this Section 9 on behalf of all of the Shareholders.

              (c) DAMAGES TO SURVIVING CORPORATION. If the Surviving Corporation suffers or otherwise becomes subject to any Damages, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have suffered Damages.

              (d) DEDUCTIBLE. The Shareholder Indemnitors shall not be required to make any indemnification, compensation or reimbursement payment pursuant to Section 9.2(a) until such time as the total amount of all Damages that have been directly incurred by Parent as a result of a breach of this Agreement by the Company exceeds $100,000. (If the total amount of such Damages exceeds $100,000, then Parent shall be entitled to be indemnified against only for the portion of such Damages exceeding $100,000.) Parent shall not be required to make any indemnification, compensation or reimbursement payment pursuant to Section 9.2(b) until such time as the total amount of all Damages that have been directly incurred by the Shareholders as a result of a breach of this Agreement by Parent or Merger Sub exceeds $100,000. (If the total amount of such Damages exceeds $100,000, then the Shareholders shall be entitled to be indemnified against only for the portion of such Damages exceeding $100,000.)

       9.3 EXCLUSIVE REMEDY; LIMITATIONS. Absent fraud, from and after the Closing, recourse of the Indemnitees to the Escrow Amount in the Escrow Fund shall be the sole and exclusive remedy of the Indemnitees for Damages relating to any Breach of any representation, warranty, covenant or agreement contained in this Agreement; provided, however, that nothing in this Article 9 shall limit an individual Shareholder's liability with respect to a Breach of a representation or warranty made in a Shareholder Representation Letter or Shareholder Acknowledgment signed by such Shareholder. Absent fraud, from and after the Closing, the maximum liability of Parent to the Shareholders for Damages relating to any Breach of any representation, warranty, covenant or agreement contained in this Agreement shall be limited to an amount equal to the value of the number of shares placed in the Escrow Fund multiplied by the Parent Average Stock Price.

       9.4 NO CONTRIBUTION. Each Shareholder waives, and acknowledges and agrees that he shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other similar right or remedy against the Surviving

Corporation in connection with any actual or alleged inaccuracy in or other Breach of any representation, warranty, covenant or obligation set forth in this Agreement.

       9.5 DEFENSE OF THIRD PARTY CLAIMS AGAINST INDEMNITEES. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Company, against any other Indemnitee or against any other Person) with respect to which any of the Shareholders may become obligated to indemnify, hold harmless, pay, compensate or reimburse any Indemnitee pursuant to this Section 9, (i) Parent, as soon as practicable after it receives written notice of any such claim or Legal Proceeding, shall notify the Shareholders' Agent of such claim or Legal Proceeding (it being understood that the failure to notify the Shareholders' Agent shall not in any way limit the rights of the Indemnitees under this Agreement except to the extent that such failure materially prejudices the defenses available to the Shareholders' Agent), and (ii) Parent shall have the right, at its election, to assume the defense of such claim or Legal Proceeding; provided, however, that notwithstanding the foregoing if the maximum exposure (as reasonably determined by Parent) to all Indemnitees in such claim or Legal Proceeding, together with the maximum exposure (as reasonably determined by Parent) under all claims or Legal Proceedings that may then already be pending involving exposure to the Indemnitees under this Section 9, does not exceed the value of the shares placed in the Escrow Fund (with such shares being deemed to have a per share value equal to Parent Average Stock Price), or if Parent does not within a reasonable period of time assume the defense of such claim or Legal Proceeding, then the Shareholders' Agent may assume the defense of such claim or Legal Proceeding. If the Shareholders' Agent assumes the defense of any such claim or Legal Proceeding:

              (a) the Shareholders' Agent shall proceed to defend such claim or Legal Proceeding in a diligent manner with counsel reasonably satisfactory to Parent;

              (b) Parent shall make available to the Shareholders' Agent any non-privileged documents and non-privileged materials in the possession of Parent that may be necessary to the defense of such claim or Legal Proceeding;

              (c) the Shareholders' Agent shall keep Parent informed of all material developments and events relating to such claim or Legal Proceeding;

              (d) Parent shall have the right to participate in the defense of such claim or Legal Proceeding at its own expense;

              (e) the Shareholders' Agent shall not settle, adjust or compromise such claim or Legal Proceeding without the prior written consent of Parent (which consent shall not be unreasonably withheld); and

              (f) Parent may at any time assume the defense of such claim or Legal Proceeding if (i) the Shareholders' Agent shall fail to comply with any of its obligations under this Section 9.5 (including its obligation to defend any claim or Legal Proceeding in a diligent manner), or (ii) Parent, after consultation with its counsel, reasonably determines that the control of the defense by the Shareholders' Agent would give rise to a conflict of interest.

If Parent proceeds with the defense of any such claim or Legal Proceeding on its own:

                     (i) the Shareholders shall make available to Parent any documents and materials in the possession or control of any of the Shareholders that may be necessary to the defense of such claim or Legal Proceeding;

                     (ii) Parent shall keep the Shareholders' Agent informed of all material developments and events relating to such claim or Legal Proceeding; and

                     (iii) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Shareholders' Agent; PROVIDED, HOWEVER, that the Shareholders' Agent shall not unreasonably withhold such consent.

       9.6 DEFENSE OF THIRD PARTY CLAIMS AGAINST SHAREHOLDERS. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding with respect to which Parent may become obligated to indemnify, hold harmless, pay, compensate or reimburse any Shareholder pursuant to this
Section 9, (i) the Shareholders' Agent, as soon as practicable after it receives written notice of any such claim or Legal Proceeding, shall notify Parent of such claim or Legal Proceeding (it being understood that the failure to notify Parent shall not in any way limit the rights of the Shareholders under this Agreement except to the extent such failure materially prejudices the defenses available to Parent), and (ii) the Shareholders' Agent shall have the right, at its election, to assume the defense of such claim or Legal Proceeding; provided, however, that notwithstanding the foregoing if the maximum exposure (as reasonably determined by the Shareholders' Agent) to the Shareholders in such claim or Legal Proceeding, together with the maximum exposure (as reasonably determined by the Shareholders' Agent) under all claims or Legal Proceedings that may then already be pending involving exposure to the Shareholders under this Section 9, does not exceed the value of the amount set forth in the second sentence of Section 9.3, or if the Shareholders' Agent does not within a reasonable period of time assume the defense of such claim or Legal Proceeding, then Parent may assume the defense of such claim or Legal Proceeding. The parties shall thereafter proceed in the manner provided in
Section 9.5 with the roles of Parent and the Shareholders' Agent reversed.

       9.7 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PARENT. No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

SECTION 10.   MISCELLANEOUS PROVISIONS

       10.1 SHAREHOLDERS' AGENT. By virtue of their approval of the Merger and execution of the Shareholder Representation Letter, the Shareholders irrevocably appoint Tyrone Pike as their agent in connection with the transactions contemplated by Section 9 of this Agreement, the Registration Rights Agreement and the Escrow Agreement (the "Shareholders' Agent"), and Tyrone Pike hereby accepts his appointment as the Shareholders' Agent.
Parent shall be entitled to deal with the Shareholders' Agent on all matters relating to Section 9, the Registration Rights Agreement and the Escrow Agreement, and shall be entitled to rely on any document executed or purported to be executed on behalf of the Shareholder Indemnitors by the Shareholders' Agent, and on any other action taken or purported to be taken on behalf of the Shareholder Indemnitors by the Shareholders' Agent, as fully binding upon such Shareholder Indemnitor. If the Shareholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Shareholder Indemnitors, then the Shareholder Indemnitors shall, within ten days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Parent of the identity of such successor. Any such successor shall become the "Shareholders' Agent" for purposes of this Section 10.1. If for any reason there is no Shareholders' Agent at any time, all references herein to the Shareholders' Agent shall be deemed to refer to the Shareholder Indemnitors.

       10.2 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

       10.3 FEES AND EXPENSES. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement; PROVIDED, HOWEVER, if the Merger is consummated, all fees, costs and expenses incurred by the Company and the Shareholders in connection with the Merger shall be paid by the Company, it being understood that if fees, costs and expenses incurred by the Company and the Shareholders shall exceed $150,000, then Parent shall be entitled to be indemnified from the Escrow Fund against only the portion of such fees, costs and expenses exceeding $150,000.

       10.4 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

       10.5 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

              IF TO PARENT OR MERGER SUB:

                     Puma Technology, Inc.
                     2550 North First Street, #500
                     San Jose, California  95131
                     Attention:  Karen Ammer
                     Telephone No.: (408) 321-7650
                     Facsimile: (408) 321-3886

                     WITH A COPY TO:

                     General Counsel Associates LLP
                     1891 Landings Drive
                     Mountain View, CA 94043
                     Attention:  Paul Graffagnino and Susan J. Skaer
                     Telephone:  (650) 428-3900
                     Facsimile:  (650) 428-3901

              IF TO THE COMPANY:

                     ProxiNet, Inc.
                     5801 Christie Avenue, #300
                     Emeryville, California  94608
                     Attention: J. Edward Snyder
                     Telefacsimile: (510) 923-9170


                     WITH A COPY TO:

                     Cooley Godward LLP
                     3000 El Camino Real
                     Five Palo Alto Square
                     Palo Alto, CA  94306-2155
                     Attention:  Keith A. Flaum
                     Telephone: (650) 843-5141
                     Facsimile: (650) 857-0663



              IF TO THE SHAREHOLDERS' AGENT OR ANY OF THE SHAREHOLDER
              INDEMNITORS:

                     Tyrone Pike
                     Switchsoft Systems, Inc.
                     805 Veterans Blvd., Suite 316
                     Redwood City, CA 94063
                     Telephone:  650-569-4901
                     Facsimile:  650-569-4920

       10.6 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

       10.7 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

       10.8 GOVERNING LAW; VENUE. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws). In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the County of Santa Clara, State of California; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Northern District of California; (c) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 10.5.

       10.9 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon each of the parties hereto and each of their respective successors and assigns, if any. This Agreement shall inure to the benefit of: the Company; the Shareholders; Parent and Merger Sub; and the respective successors and assigns, if any, of the foregoing. No party may assign any of its rights, or delegate any of its obligations, under this Agreement without the prior written consent of the other parties.

       10.10 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision and (b) an injunction restraining such breach or threatened breach.

       10.11 WAIVER. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

       10.12 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

       10.13 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

       10.14 PARTIES IN INTEREST. Except for the provisions of Sections 1.6 and 5.8 (which are intended to benefit and are enforceable by the persons referred to therein), none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto, the Shareholders and their respective successors and assigns, if any.

       10.15 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; PROVIDED, HOWEVER, that the Mutual Non-Disclosure Agreement executed on behalf of Parent and the Company on May 14, 1999 shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of (a) the Closing Date or (b) the date on which such Mutual Non-Disclosure Agreement is terminated in accordance with its terms.

       10.16  CONSTRUCTION.

              (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

              (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

              (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

              (d) Except as otherwise indicated, all references in this Agreement to "Sections", "Schedules" and "Exhibits" are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement.

       The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

                                 PUMA TECHNOLOGY, INC.,
                                 a Delaware corporation

                                 By: /s/ Bradley Rowe
                                     ----------------------------------------

                                 Title: President and Chief Executive Officer
                                        -------------------------------------

                                 CAT ACQUISITION CORPORATION,
                                 a Delaware corporation

                                 By: /s/ Kelly Hicks
                                     ----------------------------------------

                                 Title: President
                                        -------------------------------------

                                 PROXINET, INC.,
                                 a California corporation

                                 By: /s/ Edward Snyder
                                     ----------------------------------------

                                 Title: President
                                        -------------------------------------

       The following Person hereby executes this Agreement on this 22nd day of August 1999 for the purpose of being bound by the provisions of Section
10.1 hereof.

                                       /s/ Tyrone Pike
                                       ----------------------------
                                       TYRONE PIKE

                                       EXHIBITS


Exhibit A -    Certain Definitions

Exhibit B -    Form of Voting Agreement

Exhibit C      Form of Escrow Agreement

Exhibit D -    Form of Shareholder Representation Letter

Exhibit E -    Form of Tax Representation Letters

Exhibit F -    Form of FIRPTA Statement

Exhibit G -    Form of Registration Rights Agreement

Exhibit H      Form of Opinion of Cooley Godward LLP (corporate)

                                      EXHIBIT A

                                CERTAIN DEFINITIONS

       For purposes of the Agreement (including this Exhibit A):

       ACQUISITION TRANSACTION. "Acquisition Transaction" means any transaction involving: (a) the sale, license, disposition or acquisition of all or substantially all of the business or assets of the Company (taken as a whole) or Parent (taken as a whole), as the case may be; (b) the issuance, disposition or acquisition of capital stock or other equity securities of the Company or Parent, as the case may be, constituting more than 50% of the outstanding voting securities of the Company or Parent, as the case may be; or (c) any merger, consolidation, business combination, reorganization or similar transaction involving the Company or Parent, as the case may be.

       AGGREGATE PREFERRED STOCK LIQUIDATION PREFERENCE. "Aggregate Preferred Stock Liquidation Preference" means the aggregate number of shares of Parent Common Stock issuable pursuant to Section 1.5(a)(i) and Section 1.5(a)(ii) of the Agreement.

       AGREEMENT. "Agreement" means the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

       BREACH. There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been any inaccuracy in or breach of, or any failure to comply with or perform, such representation, warranty, covenant, obligation or other provision.

       COBRA. "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time.


       CODE.  "Code" means the Internal Revenue Code of 1986, as amended.

       COMPANY CONTRACT. "Company Contract" means any Contract (a) to which the Company is a party; (b) by which the Company or any of its assets is bound or under which the Company has any obligation; or (c) under which the Company has any right or interest.

       COMPANY PREFERRED STOCK. "Company Preferred Stock" means Series A Preferred Stock of the Company, par value $0.001 (the "Series A Preferred"), Series B Preferred Stock of the Company, par value $0.001 (the "Series B Preferred") and Series B1 Preferred Stock of the Company, par value $0.001 (the "Series B1 Preferred").

       COMPANY PROPRIETARY ASSET. "Company Proprietary Asset" means any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

       CONSENT. "Consent" means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

       CONTRACT. "Contract" means any written or oral or other agreement or legally binding commitment of any nature.

       DAMAGES. "Damages" means any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

       DEMAND NOTES. "Demand Notes" means the Demand Notes of the Company dated July 6th, 1999, in the aggregate principal amount of $750,000.

       DISCLOSURE SCHEDULE. "Disclosure Schedule" means the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company.

       ENCUMBRANCE. "Encumbrance" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

       ENTITY. "Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

       ENVIRONMENTAL LAW. "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

       ERISA.   "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

       EXCHANGE ACT. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       FULLY DILUTED NUMBER OF COMPANY COMMON SHARES. "Fully Diluted Number of Company Common Shares" means the sum of (i) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time, PLUS
(ii) the aggregate number of shares of Company Common Stock issuable upon the exercise of any option to purchase Company Common Stock outstanding immediately prior to the Effective Time, regardless of whether such option is exercisable as of the Effective Time.

       GOVERNMENTAL AUTHORIZATION.  "Governmental Authorization"  means any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any

Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

       GOVERNMENTAL BODY. "Governmental Body" means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

       HIPAA. "HIPAA " means the Health Insurance Portability and Accountability Act of 1996.

       INDEMNITEES. "Indemnitees" shall mean the following Persons: (a) Parent; (b) Parent's current and future affiliates (including the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; PROVIDED, HOWEVER, that the Shareholders shall not be deemed to be "Indemnitees."

       KNOWLEDGE. An individual shall be deemed to have "Knowledge" of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual would be expected to become aware of such fact or other matter in normal scope of performing his duties. The Company shall be deemed to have "Knowledge" of a particular fact or other matter if any officer of the Company has Knowledge of such fact or other matter. Parent shall be deemed to have "Knowledge" of a particular fact or other matter if any officer of Parent has Knowledge of such fact or other matter.

       LEGAL PROCEEDING. "Legal Proceeding" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

       LEGAL REQUIREMENT. "Legal Requirement" means any federal, state, local, municipal, foreign or other law, statute, ordinance, code, rule or regulation issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

       MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Company or the Surviving Corporation if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of the "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the business, condition, operations, assets, liabilities, financial performance or prospects of the Company or the Surviving Corporation resulting in an aggregate amount equal to or greater than $2,000,000; PROVIDED, HOWEVER, that in no event shall any of the following constitute a Material Adverse Effect: (x) any effects, changes, events, circumstances or conditions generally affecting the industry in which the Company operates or resulting from changes in general business or economic conditions; (y) any effects, changes, events, circumstances or conditions to the extent resulting from the announcement or pendency of any of the transactions contemplated by this Agreement; and (z) any effects, changes, events, circumstances or conditions to the extent resulting from compliance by the Company with the terms of, or the taking of any action contemplated or permitted by, this Agreement.. A violation or other matter will be deemed to have a "Material Adverse Effect" on Parent if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of the "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the business, condition, operations, assets, liabilities, financial performance or prospects of Parent.

       MATERIALS OF ENVIRONMENTAL CONCERN. "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

       PARENT AVERAGE STOCK PRICE. "Parent Average Stock Price" means the average of the closing sale prices of a share of Parent Common Stock as reported on the Nasdaq National Market for the ten trading days ending on the first trading day immediately preceding the date of this Agreement.

       PERMITTED ENCUMBRANCES. "Permitted Encumbrances" mean any liens for taxes not yet due and payable and any liens for other imperfections of title and encumbrances which are not material in character, amount or extent.

       PERSON.  "Person"  means any individual, Entity or Governmental Body.

       PROPRIETARY ASSET. "Proprietary Asset" means any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, source code, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

       REPRESENTATIVES. "Representatives" means officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

       SEC.  "SEC" means the United States Securities and Exchange Commission.

       SECURITIES ACT. "Securities Act" means the Securities Act of 1933, as amended.

       SHAREHOLDER. "Shareholder" means any Person who owns of record any Company Common Stock or Company Preferred Stock immediately prior to the Closing.

       SUBSIDIARY. "Subsidiary" shall mean any corporation with respect to which the Company (or a Subsidiary thereof) owns stock representing a majority of the total voting power or value of all the corporation's stock.

       TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

       TAX RETURN. "Tax Return" shall mean, with respect to the Company or any Subsidiary, any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax..

       YEAR 2000 COMPLIANT. "Year 2000 Compliant" means, with respect to a computer program or other item of software (i) the functions, calculations, and other computing processes of the program or software (collectively, "Processes") perform in a consistent and correct manner without interruption regardless of the date on which the Processes are actually performed and regardless of the date input to the applicable computer system, whether before, on, or after January 1, 2000; (ii) the program or software accepts, calculates, compares, sorts, extracts, sequences, and otherwise processes date inputs and date values, and returns and displays date values, in a consistent and correct manner regardless of the dates used whether before, on, or after January 1, 2000; (iii) the program or software accepts and responds to year input, if any, in a manner that resolves any ambiguities as to century in a defined, predetermined, and appropriate manner; (iv) the program or software stores and displays date information in ways that are unambiguous as to the determination of the century; and (v) leap years will be determined by the following standard (A) if dividing the year by 4 yields an integer, it is a leap year, except for years ending in 00, but (B) a year ending in 00 is a leap year if dividing it by 400 yields an integer.

                                      EXHIBIT B

                              FORM OF VOTING AGREEMENT

                                              EXHIBIT B TO AGREEMENT AND PLAN OF
                                                       MERGER AND REORGANIZATION


                                VOTING AGREEMENT

         THIS VOTING AGREEMENT (the "Agreement"), is entered into as of August __, 1999, by and among Puma Technology, Inc., a Delaware corporation, and the shareholders of ProxiNet, Inc., a California corporation (the "Company"), whose name is set forth on the signature page hereto ("Shareholder" and collectively with the other shareholders of the Company, the "Shareholders").

                                    RECITALS

         A. As of the date hereof, the Shareholder beneficially (as such term is used in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) and of record owns the number of issued and outstanding shares of Series A Preferred Stock (the "Series A Preferred"), par value $.001 per share, of the Company, Series B Preferred Stock (the "Series B Preferred"), par value $.001 per share, of the Company, Series B-1 Preferred Stock (the "Series B-1 Preferred"), par value $.001 per share, of the Company (the Series A Preferred, Series B Preferred and Series B-1 Preferred will be collectively referred to as the "Company Preferred Stock") and common stock, par value $.001 per share, of the Company (the "Company Common Stock" and collectively with the Company Preferred Stock and all other Company Common Stock or Company Preferred Stock hereafter acquired by the Shareholder prior to the termination of this Agreement, the "Company Shares") set forth opposite his name on Schedule 1 hereto;

         B. Parent, CAT Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company propose to enter into, simultaneously herewith, an Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement"), which provides, upon the terms and subject to the conditions thereof, for the acquisition by Parent of the Company through the merger of the Company with and into Merger Sub (the "Merger"); and

         C. As a condition to the willingness of Parent to enter into the Reorganization Agreement, Parent has requested that the Shareholders agree, and, in order to induce Parent to enter into the Reorganization Agreement, the Shareholder has agreed, subject to the terms and conditions of this Agreement, to vote his Company Shares in favor of the Merger Agreement, the Merger and related transactions.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

         1. DEFINED TERMS. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Reorganization Agreement.

         2.       REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER.

         Shareholder (singly as to himself or itself only and not jointly with the other Shareholders) hereby represents and warrants to Parent as follows:

         (a) AUTHORITY RELATIVE TO THIS AGREEMENT; BINDING AGREEMENT. This Agreement and the Proxy (as defined below) have been duly executed and delivered by such Shareholder and constitute legal, valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and general principles of equity. Such Shareholder has full legal capacity to execute and deliver this Agreement and the Proxy, to perform such Shareholder's obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

         (b) CONSENTS; NO CONFLICT. The execution and delivery of this Agreement and the Proxy by such Shareholder does not, and the performance by such Shareholder of such Shareholder's obligations pursuant to this Agreement and the Proxy and the consummation by such Shareholder of the transactions contemplated hereby and thereby will not, (i) require any consent, approval, authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or administrative agency, (ii) conflict with or violate any provision of any law or regulation, or any writ, order or decree of any court, governmental or regulatory authority or agency, or any term or provision of the Articles of Incorporation or Bylaws of the Company or similar organizational documents of such Shareholder if such Shareholder is an entity, or (iii) result in any breach of, or constitute a default or require any consent or notice under, or result in the creation of a lien, charge or other encumbrance upon any property or assets of the Company or such Shareholder pursuant to any instrument or agreement to which the Company or such Shareholder is a party or by which either of them or any of their respective properties may be bound or affected.

         (c) TITLE TO COMPANY SHARES. Shareholder is the record and beneficial owner of that number of shares of Series A Preferred, Series B Preferred, Series B-1 Preferred and Company Common Stock as is set forth below such Shareholder's name on the signature page hereto, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever (other than pursuant to this Agreement).

         3.       TRANSFER AND VOTING OF COMPANY SHARES

         (a) TRANSFER OF COMPANY SHARES. Unless and until the Merger occurs or the Reorganization Agreement shall have been terminated in accordance with its terms (an "Event of Termination"), Shareholder shall not
(i) sell, pledge, transfer or otherwise dispose of or encumber or permit the sale, pledge, transfer or other disposition or encumbrance of any of such Shareholder's Company Shares, (ii) deposit any of such Shareholder's Company Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Company Shares or grant any proxy relating to the matters described herein with respect thereto, (iii) tender or permit the tender into any tender or exchange offer of any of such Shareholder's Company Shares, or (iv) enter into any contract, option or other arrangement or undertaking with respect to any of such Shareholder's Company Shares.

         (b) VOTING OF COMPANY SHARES; FURTHER ASSURANCES. Unless and until the occurrence of an Event of Termination, Shareholder agrees to vote or cause to be voted all Company Shares (at every annual or special meeting and every adjournment thereof and pursuant to every written consent) owned by such Shareholder (i) in favor of the approval of the Merger,

Reorganization Agreement and the transactions contemplated thereby, (ii) against any merger, consolidation, share exchange, recapitalization, business combination, asset sale or other extraordinary corporate transaction involving the Company, other than the Merger, or any proposal made in opposition to or in competition with the Merger, the Reorganization Agreement or the transactions contemplated thereby, or any other action or agreement that could reasonably be expected to result in any of the conditions to the Company's obligations under the Reorganization Agreement not being fulfilled, and (iii) in favor of any other matter the could reasonably be expected to facilitate the Merger and consummation of the transactions contemplated by the Reorganization Agreement. This Agreement is intended to bind the Shareholder as a shareholder of the Company only with respect to the matters addressed herein and is not intended to prohibit any Shareholder from acting in accordance with his or her fiduciary duties, if applicable, as an officer or director of the Company. Concurrently with the execution of this Agreement, each Shareholder is executing and delivering to Parent a proxy in the form attached hereto as Exhibit A (the "Proxy").

         (c) ADDITIONAL SHARES. All references in this Agreement to Company Shares shall be deemed to include any shares of capital stock of the Company as to which Shareholder subsequently acquires beneficial ownership.

         3.       GENERAL PROVISIONS

         (a) WAIVER AND AMENDMENT. This Agreement may only be amended by an instrument in writing executed by the parties hereto. No failure by any party hereto to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

         (b) FEES AND EXPENSES. Except as otherwise provided herein or in Section 10.3 of the Reorganization Agreement, all expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses.

         (c) NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the addresses or facsimile number set forth below their names on the signature pages of this Agreement (or at such other addresses or facsimile number as shall be specified by the parties by like notice).

         (d) SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

         (e) ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         (f) SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         (g) GOVERNING LAW. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of California without reference to the choice of law principles thereof.

         (h) HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         (i) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Any telecopied counterpart of a manually executed original shall be deemed a manually executed original.

         (j) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         (k) LITIGATION; PREVAILING PARTY. In the event of any litigation with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party and the non-prevailing party shall pay upon demand all reasonable fees and expenses of counsel for the prevailing party.

         (l) NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                       PUMA TECHNOLOGY, INC.


                                       ___________________________________
                                       By:________________________________
                                       Title:_____________________________

                     SIGNATURE PAGE TO THE VOTING AGREEMENT
                         AMONG PUMA TECHNOLOGY, INC. AND
                      CERTAIN SHAREHOLDER OF PROXINET, INC.
                             DATED AUGUST __, 1999.


                                       SHAREHOLDER:


                                       ___________________________________

                                       Name:______________________________
                                       By:________________________________
                                       Title: ____________________________


                                  Address:__________________________________
                                          __________________________________

                                  Facsimile Number: ________________________



                                  Number and type of shares owned:
                                  ________________________________________
                                  ________________________________________

                                  Number and type of shares subject to stock
                                  options:
                                  ________________________________________


                                  Number and type of shares issuable upon
                                  exercise of warrants: __________________

                                                                    EXHIBIT A TO
                                                                VOTING AGREEMENT

                                IRREVOCABLE PROXY

         The undersigned shareholder of ProxiNet, Inc., a California corporation (the "Company"), hereby irrevocably (to the maximum extent permitted under the California General Corporation Law) appoints Puma Technology, Inc., a Delaware corporation ("Parent"), and any officer of Parent, and each of them, the attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights to vote or consent on the matters set forth below with respect to all issued and outstanding shares of capital stock of the Company owned of record or beneficially by undersigned (the "Shares"), and any and all other shares or securities issued in respect thereof on or after the date hereof, until such time as the Agreement and Plan of Merger and Reorganization dated the date hereof among Parent, Cat Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent, and the Company (the "Reorganization Agreement") shall be terminated in accordance with its terms. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given with respect to the matters set forth below. This proxy is irrevocable to the maximum extent permitted under the California General Corporation Law and is granted in consideration of Parent entering into the Reorganization Agreement and the consideration to be received by the undersigned upon consummation of the Merger. The attorneys and proxies named above will be empowered at any time prior to such termination of the Reorganization Agreement to exercise all rights to vote or consent with respect to the matters set forth below as such designees, or any of them in their or its sole discretion, deem proper in respect of any annual, special or adjourned meeting of the Company's shareholders, or any written consent in lieu of such a meeting, or otherwise. All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Reorganization Agreement.

         The attorneys and proxies named above may only exercise this proxy to vote, or execute and deliver a written consent with respect to, the Shares subject hereto (i) in favor of approval of the Merger, the Reorganization Agreement (as it may be amended by the parties thereto), the transactions contemplated thereby and any other matter that could reasonably be expected to facilitate the Merger and (ii) against (A) any merger, consolidation, share exchange, recapitalization, business combination, asset sale or other extraordinary corporate transaction involving the Company (other than the Merger or any other transaction agreed to by the parties to the Reorganization Agreement), or (B) any proposal made in opposition to or in competition with the Merger, the Reorganization Agreement (as it may be amended by the parties thereto) or the transactions contemplated thereby, or (C) any other action or agreement that could reasonably be expected to result in any of the conditions to Company's obligations under the Reorganization Agreement (as it may be amended by the parties thereto) not being fulfilled. The undersigned retains the right to vote and execute consents with respect to all matters other than those set forth above. Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

Dated: August __, 1999

                                  ________________________________________
                                  Name of Shareholder:  __________________

                                    EXHIBIT C

                             FORM OF ESCROW AGREEMENT

                                              EXHIBIT C TO AGREEMENT AND PLAN OF
                                                       MERGER AND REORGANIZATION

                                ESCROW AGREEMENT

          THIS ESCROW AGREEMENT (the "Escrow Agreement") is entered into as of October 28, 1999, by and among Puma Technology, Inc., a Delaware corporation ("Parent"), the shareholders identified on Attachment A (the "Shareholders"), Tyrone Pike (the "Shareholders' Agent"), and U.S. Bank Trust National Association (the "Escrow Agent").

                                    RECITALS

          A. Parent, CAT Acquisition Corporation, a Delaware corporation ("Merger Sub"), and ProxiNet, Inc., a California corporation (the "Company"), are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (the "Reorganization Agreement"), pursuant to which the Company is merging into Merger Sub and the Shareholders are receiving shares of common stock of Parent.

          B. The Reorganization Agreement contemplates the establishment of an escrow arrangement to secure the indemnification and other obligations of the Shareholders under the Reorganization Agreement.

                                    AGREEMENT

          The parties, intending to be legally bound, agree as follows:

          1. DEFINED TERMS. Capitalized terms used in this Escrow Agreement and not otherwise defined shall have the meanings given to them in the Reorganization Agreement.

          2.   ESCROW AND INDEMNIFICATION.

               (a)  SHARES AND STOCK POWERS PLACED IN ESCROW. At the Effective
Time: (i) Parent shall issue an aggregate of 196,072 shares of Parent Common Stock, evidenced by one stock certificate of Parent issued in the name of Escrow Agent (the "Original Certificates), evidencing the shares of Parent Common Stock to be held in escrow in accordance with this Escrow Agreement. The shares of Parent Common Stock being held in escrow pursuant to this Escrow Agreement (the "Escrow Shares") shall constitute an escrow fund (the "Escrow Fund") with respect to the indemnification obligations of the Shareholders under the Reorganization Agreement. The Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Shareholder or of any party hereto. The Escrow Agent agrees to accept delivery of the Escrow Fund and to hold the Escrow Fund in an escrow account (the "Escrow Account") subject to the terms and conditions of this Escrow Agreement.

               (b) VOTING OF ESCROW SHARES. The record owner of the Escrow Shares shall be entitled to exercise all voting rights with respect to such Escrow Shares.

               (c) DIVIDENDS, ETC. Any cash, securities or other property distributable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any Escrow Shares shall not be distributed to the record owner of such Escrow Shares, but rather


                                      1.

shall be held by the Escrow Agent in the Escrow. At the time any Escrow Shares are required to be released from the Escrow to any Person pursuant to this Escrow Agreement, any cash, securities or other property previously distributed in respect of or in exchange for such Escrow Shares shall be released from the Escrow to such Person.

               (d) TRANSFERABILITY. The interests of the Shareholders in the Escrow and in the Escrow Shares shall not be assignable or transferable, other than by operation of law. No transfer of any of such interests by operation of law shall be recognized or given effect until Parent and the Escrow Agent shall have received written notice of such transfer.

               (e) FRACTIONAL SHARES. No fractional shares of Parent Common Stock shall be retained in or released from the Escrow pursuant to this Escrow Agreement. In connection with any release of Escrow Shares from the Escrow, Parent and the Escrow Agent shall be permitted to "round down" or to follow such other rounding procedures as Parent or the Escrow Agent reasonably determines to be appropriate in order to avoid retaining any fractional share in the Escrow and in order to avoid releasing any fractional share from the Escrow.

          3. ADMINISTRATION OF ESCROW ACCOUNT. Except as otherwise provided herein, the Escrow Agent shall administer the Escrow Account as follows:

               (a) If any Indemnitee has or claims to have incurred or suffered Damages for which it is or may be entitled to indemnification, compensation or reimbursement under Section 9 of the Reorganization Agreement, such Indemnitee may, on or prior to the Termination Date, deliver a claim notice (a "Claim Notice") to the Shareholders' Agent and to the Escrow Agent. Each Claim Notice shall state that such Indemnitee believes that there is or has been a breach of a representation, warranty, covenant or other provision contained in the Reorganization Agreement or that such Indemnitee is otherwise entitled to indemnification, compensation or reimbursement under the Reorganization Agreement and contain a brief description of the circumstances supporting such Indemnitee's belief that there is or has been such a breach or that such Indemnitee is so entitled to indemnification, compensation or reimbursement and shall, to the extent possible, contain a non-binding, preliminary estimate of the amount of Damages such Indemnitee claims to have so incurred or suffered (the "Claimed Amount").

               (b) Within 20 business days after delivery of a Claim Notice, the Shareholders' Agent may deliver to the Indemnitee who delivered the Claim Notice and to the Escrow Agent a written response (the "Response Notice") in which the Shareholders' Agent: (i) agrees that Escrow Shares having a "Stipulated Value" (as defined below) equal to the full Claimed Amount may be released from the Escrow Account to the Indemnitee; (ii) agrees that Escrow Shares having a Stipulated Value equal to part, but not all, of the Claimed Amount (the "Agreed Amount") may be released from the Escrow Account to the Indemnitee; or (iii) indicates that no part of the Claimed Amount may be released from the Escrow Account to the Indemnitee. Any part of the Claimed Amount that is not to be released to the Indemnitee shall be the "Contested Amount." If a Response Notice is not delivered by the Shareholders' Agent to the Indemnitee and the Escrow Agent within such 20 business-day period, the Shareholders' Agent shall be deemed to have agreed that Escrow Shares having a Stipulated Value equal to the full Claimed Amount may be released to the Indemnitee from the Escrow Account.


                                      2.

               (c) If the Shareholders' Agent in the Response Notice agrees that Escrow Shares having a Stipulated Value equal to the full Claimed Amount may be released from the Escrow Account to the Indemnitee, or if a Response Notice is not delivered in accordance with Section 3(b), the Escrow Agent shall promptly following the receipt of the Response Notice (or, if a Response Notice is not duly delivered, promptly following the expiration of the 20 business-day period referred to in Section 3(b)), deliver to such Indemnitee such Escrow Shares.

               (d) If the Shareholders' Agent in the Response Notice agrees that Escrow Shares having a Stipulated Value equal to part, but not all, of the Claimed Amount may be released from the Escrow Account to the Indemnitee, the Escrow Agent shall promptly following the receipt of the Response Notice deliver to such Indemnitee Escrow Shares having a Stipulated Value equal to the Agreed Amount.

               (e) If any Response Notice indicates that there is a Contested Amount, the Shareholders' Agent and the Indemnitee shall attempt in good faith to resolve the dispute related to the Contested Amount. If the Indemnitee and the Shareholders' Agent shall resolve such dispute, a settlement agreement shall be signed by the Indemnitee and the Shareholders' Agent and sent to the Escrow Agent, who shall upon receipt thereof, release Escrow Shares from the Escrow Account in accordance with such agreement.

               (f) If the Shareholders' Agent and the Indemnitee are unable to resolve the dispute relating to any Contested Amount within 30 business days after the delivery of the Claim Notice, then the claim described in the Claim Notice shall be settled by binding arbitration in the County of Santa Clara in the State of California in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules"). Arbitration will be conducted by three arbitrators; one selected by Parent, one selected by the Shareholders' Agent and the third selected by the first two arbitrators. The parties agree to use all reasonable efforts to cause the arbitration hearing to be conducted within 60 calendar days after the appointment of the last of the three arbitrators and to use all reasonable efforts to cause the arbitrators' decision to be furnished within 95 calendar days after the appointment of the last of the three arbitrators. The arbitrators' decision shall relate solely to whether the Indemnitee is entitled to recover the Contested Amount (or a portion thereof), and the portion of such Contested Amount the Indemnitee is entitled to recover and to which party is the prevailing party in the arbitration. The final decision of the arbitrators shall be furnished to the Shareholders' Agent, the Indemnitee and the Escrow Agent in writing and shall constitute a conclusive determination of the issue in question, binding upon the Shareholders' Agent, the Shareholders, the Indemnitee and the Escrow Agent and shall not be contested by any of them. The non-prevailing party (as determined by the arbitrator) in any arbitration shall pay the reasonable expenses (including attorneys' fees) of the prevailing party and the fees and expenses associated with the arbitration (including the arbitrators' fees and expenses).

               (g) The Escrow Agent shall release Escrow Shares from the Escrow Account in connection with any Contested Amount within five (5) business days after the delivery to it of: (i) a copy of a settlement agreement executed by the Indemnitee and the Shareholders' Agent setting forth instructions to the Escrow Agent as to the number of Escrow Shares, if any, to be released from the Escrow Account, with respect to such Contested Amount; or (ii) a copy of the award of the arbitrators referred to and as provided in Section 3(f) setting forth instructions to the Escrow Agent as to the number of Escrow Shares, if any, to be released from the Escrow Account, with respect to such Contested Amount.


                                      3.

          4. RELEASE OF ESCROW FUND. If any Escrow Shares are to be released to any Indemnitee pursuant to this Escrow Agreement, the Escrow Agent shall be entitled to use a Stock Power held in the Escrow, and to take such other actions as the Escrow Agent determines to be necessary or advisable, to release and transfer Escrow Shares to such Indemnitee. Within five business days after the Termination Date, the Escrow Agent shall distribute to the Shareholders' Agent for distribution to the Shareholders all of the Escrow Shares then held in escrow; PROVIDED, HOWEVER, that notwithstanding the foregoing, if, prior to the Termination Date, any Indemnitee has given a Claim Notice containing a claim which has not been resolved prior to the Termination Date in accordance with
Section 3, the Escrow Agent shall retain in the Escrow Account after the Termination Date Escrow Shares having a Stipulated Value equal to 100% of the Claimed Amount or Contested Amount, as the case may be, with respect to all claims which have not then been resolved. To the extent that upon such release any of the Escrow Shares being distributed remain subject to the terms of Restricted Stock Purchase Agreements to which any of the Shareholders are a party ("RSPAs"), then the Escrow Agent shall be directed by Parent to distribute such Escrow Shares to the Corporate Secretary of Parent (or any successor escrow agent under such RSPAs) to be held under the terms of such RSPAs.

          5.   VALUATION OF ESCROW SHARES, ETC.

               (a) STIPULATED VALUE. For purposes of this Escrow Agreement, the "Stipulated Value" of each Escrow Share means the average of the closing sale prices of a share of Parent Common Stock as reported on the Nasdaq National Market for the trading days beginning on August 20, 1999 and ending on the fifth trading day immediately preceding the Closing of the Merger.

               (b) STOCK SPLITS. All numbers contained in, and all calculations required to be made pursuant to, this Escrow Agreement shall be adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by Parent after the date hereof.

          6. FEES AND EXPENSES. The fees of the Escrow Agent, including (i) the normal costs of administering the Escrow as set forth on the Fee Schedule attached hereto as ATTACHMENT B and (ii) all fees and costs associated with the Escrow Agent's administration of Indemnification Claims, shall be paid by Parent In the event that the Escrow Agent renders any service hereunder not provided for herein or there is any assignment of any interest in the subject matter of the Escrow or modification hereof, the Escrow Agent shall be reasonably compensated for such extraordinary services by the party that is responsible for or requests such services.




                                      4.

          7.   LIMITATION OF ESCROW AGENT'S LIABILITY.

               (a) The Escrow Agent undertakes to perform such duties as are specifically set forth in this Escrow Agreement only and shall have no duty under any other agreement or document notwithstanding their being referred to herein or attached hereto as an exhibit. The Escrow Agent shall not be liable except for the performance of such duties as are specifically set forth in this Escrow Agreement, and no implied covenants or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction except for its own willful misconduct or negligence. In all questions arising under this Escrow Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it.

               (b) Parent hereby agrees to indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder. This right of indemnification shall survive the termination of this Escrow Agreement, and the resignation of the Escrow Agent. The costs and expenses of enforcing this right of indemnification shall also be paid by Parent and the Shareholders in the proportions set forth in this Section 7(b).

          8. TERMINATION. This Escrow Agreement shall terminate upon the later of the first anniversary hereof (the "Termination Date") or the release by the Escrow Agent of the entire Escrow Fund in accordance with this Escrow Agreement.

          9.   SUCCESSOR ESCROW AGENT; AUTOMATIC SUCCESSION.

               (a) In the event the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Escrow Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the parties to this Escrow Agreement. Such resignation shall take effect not less than 30 calendar days after it is given to all parties hereto. Parent may appoint a successor Escrow Agent only with the consent of the Shareholders' Agent (which consent shall not be unreasonably withheld or delayed). The Escrow Agent shall act in accordance with written instructions from Parent as to the transfer of the Escrow Fund to a successor escrow agent.

               (b) Any company into which the Escrow Agent may be merged or with which it may be consolidated, or any company to whom Escrow Agent may transfer a substantial amount of its global escrow business, shall be the successor of Escrow Agent without the execution or filing of any paper of any further act on the part of any of the parties hereof, anything herein to the contrary notwithstanding.


                                      5.

          10.  MISCELLANEOUS.

               (a) NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                  if to the Shareholders' Agent:

                           Tyrone Pike
                           Switchsoft Systems, Inc.
                           805 Veterans Blvd., Suite 316
                           Redwood City, CA 94063
                           Telephone:  650-569-4901
                           Facsimile:  650-569-4920

                           WITH A COPY TO:

                           Cooley Godward LLP
                           3000 El Camino Real
                           Five Palo Alto Square
                           Palo Alto, CA  94306-2155
                           Attention:  Keith A. Flaum
                           Telephone: (650) 843-5141
                           Facsimile: (650) 857-0663

                  if to Parent:

                           Puma Technology, Inc.
                           2550 North First Street, #500
                           San Jose, California  95131
                           Attention:  Karen Ammer
                           Telephone No.: (408) 321-7650
                           Facsimile: (408) 321-3886

                           WITH A COPY TO:

                           General Counsel Associates LLP
                           1891 Landings Drive
                           Mountain View, CA 94043
                           Attention:  Paul Graffagnino and Susan J. Skaer
                           Telephone:  (650) 428-3900
                           Facsimile:  (650) 428-3901


                                      6.

                  if to the Escrow Agent:

                           U.S. Bank Trust National Association
                           One California Street, 4th Floor
                           San Francisco, CA  94111
                           Attention:  Ann Gatsby
                           Fax:     (415) 273-4593
                           Tel:     (415) 273-4532


               (b) COUNTERPARTS. This Escrow Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

               (c) GOVERNING LAW; VENUE. This Escrow Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California without giving effect to principles of conflicts of laws. Any legal action or other legal proceeding relating to this Escrow Agreement or the enforcement of any provision of this Escrow Agreement may be brought or otherwise commenced in any state or federal court located in the County of Santa Clara, California. Each party to this Escrow Agreement: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Santa Clara, California (and each appellate court located in the County of Santa Clara, California) in connection with any such legal proceeding; (ii) agrees that each state and federal court located in the County of Santa Clara, California shall be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of Santa Clara, California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Escrow Agreement or the subject matter of this Escrow Agreement may not be enforced in or by such court. Nothing contained in this Section 10(c) shall be deemed to limit or otherwise affect the right of any party hereto to commence any legal proceeding or otherwise proceed against any other party hereto in any other forum or jurisdiction.

               (d) SUCCESSORS AND ASSIGNS. This Escrow Agreement shall be binding upon: the Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); and Parent and its successors and assigns (if any). This Escrow Agreement shall inure to the benefit of: the Shareholders; Parent; the other Indemnitees; and the respective successors and assigns (if any) of the foregoing. Parent may freely assign any or all of its rights under this Escrow Agreement, in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person. None of the Shareholders or the Shareholders' Agent shall be permitted to assign any of his rights or delegate any of his obligations under this Escrow Agreement without Parent's prior written consent.

               (e) WAIVER. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Escrow Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Escrow Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any

                                      7.

other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Escrow Agreement, or any power, right, privilege or remedy under this Escrow Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

               (f) AMENDMENTS. This Escrow Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent, the Shareholders' Agent and the Escrow Agent.

               (g) SEVERABILITY. In the event that any provision of this Escrow Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Escrow Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

               (h) ENTIRE AGREEMENT. This Escrow Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

               (i) CONSTRUCTION. For purposes of this Escrow Agreement, whenever the context requires: the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Escrow Agreement. As used in this Escrow Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation." Except as otherwise indicated, all references in this Escrow Agreement to "Sections" and "Attachments" are intended to refer to Sections of this Escrow Agreement and Attachments to this Escrow Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                      8.

          IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the day and year first above written.

                                       PUMA TECHNOLOGY, INC.



                                       By:
                                           ------------------------------------
                                       Title:
                                              ---------------------------------



                                       SHAREHOLDERS' AGENT



                                       ----------------------------------------
                                       Tyrone Pike

                                       ESCROW AGENT

                                       U.S. BANK TRUST NATIONAL
                                       ASSOCIATION


                                       ----------------------------------------
                                       By:
                                           ------------------------------------
                                       Title:
                                              ---------------------------------



                                      9.

                                  ATTACHMENT A
                              LIST OF SHAREHOLDERS


Name of Shareholder                                  No. of Escrow Shares
-------------------                                  --------------------



                                      10.

                                  ATTACHMENT B

                                    U.S. BANK

                            CORPORATE TRUST SERVICES

    Schedule of Fees for Puma Technology, Inc./ProxiNet, Inc. Escrow Services

ACCEPTANCE FEE

010  The acceptance fee includes the review of all documents,         $2,000.00
     initial set-up of the account, and other reasonably required services up to and including the closing. This is a one-time fee, payable at inception.

ADMINISTRATION/AGENT FEES

     Annual account administration fee covers the normal duties of the escrow agent associated with the management of the account. Administration fees are payable in advance and will not be prorated.

470  Depository Escrow Agent                                          $1,000.00

TRANSACTION FEES

880  Disbursement/Draw                                                   $20.00
     Charge per item disbursed. Includes the wire or check fee.

100  Trades-Open Market/Directed                                        $100.00
     Charge per trade to buy or sell permitted investments.
     This excludes U.S. Bank Investment transactions.

101  Receipts                                                            $20.00
     Charge per item received.

INDIRECT OUT OF POCKET

     Charge for miscellaneous expenses such as fax, messenger service, overnight mail, stationery, and postage (excluding large mailings).

166  This charge is applied against your total Administration/Agent
     Fees, and will be prorated.                                             3%

EXTRAORDINARY SERVICES

     Charge for duties or responsibilities of an unusual nature not provided for in the indenture or otherwise set forth in this schedule. A reasonable charge will be made based on the nature of the service and the responsibility involved. These charges will be billed as a flat fee or our hourly rate then in effect, at our option.

Final account acceptance is subject to review of documents. Fees are based on our understanding of the transaction and are subject to revision if the structure is changed. In the event this transaction does not close, any related out-of-pocket expenses will be billed to you at cost. Fees for any services not specifically covered will be based on appraisal of services rendered.

With general reference to all of our charges, it should be understood that they are subject to adjustment from time to time, upon written notification.

The fees in this schedule are terms under which you agree to do business. Closing the transaction constitutes agreement to this fee schedule, as does payment of the invoice received after subsequent fee adjustment notification.

Absent your instructions to sweep or otherwise invest balances, no interest, earnings, or other compensation for uninvested balances will be paid to you.

Dated:  August 20, 1999                                          Confidential





                                      11.

                                    EXHIBIT D

                    FORM OF SHAREHOLDER REPRESENTATION LETTER

                                                EXHIBIT D TO AGREEMENT AND PLAN
                                                   OF MERGER AND REORGANIZATION



                        SHAREHOLDER REPRESENTATION LETTER



         THIS SHAREHOLDER REPRESENTATION LETTER ("Letter") is being executed and delivered as of August ___, 1999, by the undersigned shareholder of ProxiNet, Inc., a California corporation (the "Company"), to and in favor of, and for the benefit of, Puma Technology, Inc., a Delaware corporation ("Parent").

                                    RECITALS

          A. The undersigned shareholder of the Company ("Shareholder") owns the number of shares of the common stock, $0.001 par value per share, and preferred stock, $0.001 par value per share, of the Company set forth below Shareholder's signature at the end of this Letter. Said shares are referred to in this Letter as the "Shares." The undersigned has the right to purchase that number of shares of common stock of the Company upon the exercise of stock options and/or warrants set forth below Shareholder's signature at the end of this Letter. Said stock options and warrants are referred to in this Letter as the "Options and Warrants."

          B. Pursuant to an Agreement and Plan of Merger and Reorganization, dated as of August _____, 1999, among Parent, CAT Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company (the "Reorganization Agreement"), it is contemplated that the Company will merge into Merger Sub (the merger of the Company into Merger Sub being referred to in this Letter as the "Merger"). Upon the consummation of the Merger, the Company's shareholders are to receive shares of common stock of Parent ("Parent Common Stock") in exchange for their Shares, and the Company is to become a wholly owned subsidiary of Parent. Accordingly, it is contemplated that Shareholder will receive shares of Parent Common Stock in the Merger.

                                  CERTIFICATION

          1. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER. Shareholder represents, warrants and certifies to Parent as follows:

          (a) Shareholder is the holder and beneficial owner of the Shares and, except as contemplated by the Reorganization Agreement and the Voting Agreement referred to therein, has good and valid title to the Shares free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature. The Shares are the only shares of the capital stock and the Options and Warrants are the only other securities of the Company held by Shareholder. Except as contemplated by the Reorganization Agreement and the Voting Agreement referred to therein, Shareholder has the ability to vote all of the Shares at any meeting of the shareholders of the Company, or by written


                                       1.

consent in lieu of any such meeting. Except as contemplated by the Reorganization Agreement and the Voting Agreement referred to therein, Shareholder has not appointed or granted any proxy or entered into any agreement, contract, commitment or understanding with respect to any of the Shares. Except as set forth below Shareholder's signature on the last page of this Letter, Shareholder does not hold or have the right to receive any options, warrants or other rights to acquire shares of capital stock of the Company. Upon completion of the Merger, Parent shall have acquired full legal and beneficial title to Shareholder's Shares. Shareholder will, upon request, execute and deliver any additional documents deemed by Parent to be reasonably necessary or desirable to complete the cancellation of all Shareholder's Shares as provided for in the Reorganization Agreement.

          (b) Shareholder has the absolute and unrestricted right, power, authority and capacity to enter into, execute, deliver and perform all of his obligations under this Letter.

          (c) The execution, delivery and performance of this Letter have been duly authorized by all necessary action on the part of the Shareholder.

          (d) This Letter (i) has been (or will when executed by Shareholder be) duly and validly executed by Shareholder, and (ii) constitutes (or will when executed by Shareholder constitute) a valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and to rules of law governing specific performance, injunctive relief and other equitable remedies.

          (e) Neither the execution, delivery or performance of this Letter, nor the consummation of the Merger, will directly or indirectly: (i) result in any violation or breach of any agreement or other instrument to which Shareholder is a party or by which Shareholder or any of the Shares is bound; or (ii) result in a violation of any law, rule, regulation, order, judgment or decree to which Shareholder or any of the Shares is subject. No authorization, consent or approval of, or notice to, any person or entity is required to be obtained or given by Shareholder in connection with the execution, delivery or performance of this Letter.

          (f) There is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the best of the knowledge of Shareholder, threatened against Shareholder that challenges or would challenge the execution and delivery of this Letter.

          (g) Shareholder is aware (i) that the Parent Common Stock to be issued to Shareholder in the Merger will not be registered immediately and will not be issued pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), but will instead be issued in reliance on the exemption from registration set forth in Section 4(2) of the Act and in Regulation D under the Act, and (ii) that neither the Merger nor the issuance of such Parent Common Stock has been approved or reviewed by the Securities and Exchange Commission (the "SEC") or by any other governmental agency.

          (h) Shareholder is aware that, because the Parent Common Stock to be issued in the Merger will not be registered immediately under the Act, such Parent Common Stock


                                       2.

cannot be resold unless such Parent Common Stock is registered under the Act or unless an exemption from registration is available. Shareholder is also aware that while Parent has agreed to file a registration statement promptly after the closing of the Merger with respect to the Parent Common Stock to be issued to Shareholder in the Merger pursuant to the terms of a Registration Rights Agreement among Parent and the Company's shareholders, there may be times that such registration statement would be unavailable for use by Shareholder to sell his or her shares. If the registration statement is unavailable then the provisions of Rule 144 under the Act will permit resale of the Parent Common Stock to be issued to Shareholder in the Merger only under limited circumstances, and such Parent Common Stock must be held by Shareholder for at least one year before it can be sold pursuant to Rule 144.

          (i) The Parent Common Stock to be issued to Shareholder in the Merger will be acquired by Shareholder for investment and for his own account, and not with a view to, or for resale in connection with, any unregistered distribution thereof.

          (j) Shareholder has received, reviewed and considered all the information Shareholder considers necessary to enable Shareholder to make an informed decision to invest in Parent Common Stock, including the Parent SEC Documents (as such term is defined in the Reorganization Agreement).

          (k) Shareholder has been given the opportunity: (i) to ask questions of, and to receive answers from, persons acting on behalf of the Company and Parent concerning the terms and conditions of the Merger and the contemplated issuance of Parent Common Stock in the Merger, and the business, properties, prospects and financial condition of the Company and Parent; and
(ii) to obtain any additional information (to the extent the Company or Parent possesses such information or is able to acquire it without unreasonable effort or expense and without breach of confidentiality obligations) necessary to verify the accuracy of the information set forth in the documents, provided or made available to Shareholder.

          (l) Shareholder (either by himself or in conjunction with his representative) is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting investment decisions like that involved in Shareholder's contemplated investment in the Parent Common Stock to be issued in the Merger. Shareholder understands and has fully considered the risks of acquiring and owning Parent Common Stock and further understands that: (i) an investment in Parent Common Stock is a speculative investment which involves a high degree of risk and is suitable only for an investor who is able to bear the economic consequences of losing his or her entire investment; and
(ii) there are substantial restrictions on the transferability of the Parent Common Stock to be issued in the Merger, and, accordingly, it may not be possible for Shareholder to liquidate his investment in such Parent Common Stock (in whole or in part) in the case of emergency. Shareholder is able:
(1) to hold the Parent Common Stock that he is to receive in the Merger for a substantial period of time; and (2) to afford a complete loss of his investment in such Parent Common Stock.

          (m) Shareholder is an "accredited investor" (as such term is defined Rule 501 under the Act).


                                       3.

          (n) Shareholder understands that stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Common Stock to be issued to Shareholder in the Merger, and that there will be placed on the certificate or certificates representing such Parent Common Stock a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."

          (o) The representations and warranties contained in this Letter are accurate in all respects as of the date of this Letter, will be accurate in all respects at all times through the consummation of the Merger and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

          2. RELIANCE. Shareholder acknowledges that Parent will rely on his representations, warranties and certifications set forth in Section 1 above for purposes of determining his suitability as an investor in Parent Common Stock and for purposes of confirming the availability of an exemption from the registration requirements of the Act.

          3. PROHIBITIONS AGAINST TRANSFER. Shareholder shall not effect any sale, transfer or other disposition of any of the Parent Common Stock that he is to receive in the Merger unless:

          (a) such sale, transfer or other disposition has been registered under the Act;

          (b) such sale, transfer or other disposition is made in conformity with the requirements of Rule 144 under the Act, as evidenced by a broker's letter and a representation letter executed by Shareholder (satisfactory in form and content to Parent) stating that such requirements have been met;

          (c) counsel reasonably satisfactory to Parent shall have advised Parent in a written opinion letter (satisfactory in form and content to Parent), upon which Parent may rely, that such sale, transfer or other disposition will be exempt from registration under the Act; or

          (d) an authorized representative of the SEC shall have rendered written advice to Shareholder to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Parent.


                                       4.

          4. INJUNCTIVE RELIEF. Shareholder agrees that in the event of Shareholder's breach of any provision of this Letter, Parent may be without an adequate remedy at law. Shareholder therefore agrees that in the event of Shareholder's breach of any provision of this Letter, Parent may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Letter. By seeking or obtaining any such relief, Parent will not be precluded from seeking or obtaining any other relief to which it may be entitled.

          5. SHAREHOLDERS' AGENT. Shareholder hereby agrees and approves of the appointment of _____________ as the Shareholders' Agent, as that term is defined in the Reorganization Agreement, to negotiate and resolve any and all disputes in connection the Reorganization Agreement and amounts of consideration withheld by Parent in satisfaction of any indemnification claims under the Reorganization Agreement and to sign the Escrow Agreement on behalf of Shareholder.


                                       5.

         Shareholder has executed and delivered this Letter as of the date first written above.

                         ___________________________________
                         (Signature)

                         By:_________________________________
                         Title:________________________________

         PLEASE PRINT OR TYPE THE FOLLOWING INFORMATION:

                         Name:
                              _______________________________

                          Number of shares of Common Stock:

                              _______________________________

                         Number of shares of Series A Preferred Stock:

                              _______________________________

                         Number of shares of Series B Preferred Stock:

                               _______________________________

                         Number of shares of Series B1 Preferred Stock:

                              _______________________________

                         Number and type of shares subject to stock options:

                              _______________________________

                         Number and type of shares issuable upon exercise of warrants:

                              _______________________________
                         Address:
                              _______________________________

                              _______________________________

                         Social Security Number:  ________________


                                        6.

                                  EXHIBIT E

                      FORM OF TAX REPRESENTATION LETTER

                                                 EXHIBIT E TO AGREEMENT AND PLAN
                                                    OF MERGER AND REORGANIZATION



                             CERTIFICATE OF OFFICERS
                                       OF
             PUMA TECHNOLOGY, INC. AND CAT ACQUISITION CORPORATION,

         The undersigned officer of each of PUMA TECHNOLOGY, INC., a Delaware corporation ("PUMA TECHNOLOGY"), and of its wholly-owned subsidiary CAT ACQUISITION CORPORATION, a Delaware corporation ("SUB"), on behalf of the respective managements of PUMA TECHNOLOGY and SUB, after consulting with financial auditors and other consultants regarding the meaning of and the factual support for the following representations, hereby represent to General Counsel Associates LLP and Cooley Godward LLP, in connection with their opinions relating to the proposed merger of PROXINET, INC., a California corporation ("PROXINET") with and into SUB in a statutory merger and related transactions (the "MERGER") pursuant to that certain Agreement and Plan of Merger and Reorganization by and among PUMA TECHNOLOGY, SUB, and PROXINET dated August 22, 1999, (the "PLAN OF REORGANIZATION"), and Exhibits thereto, including, but not limited to, the Voting Agreement , Escrow Agreement, Registration Rights Agreement, and Employment Agreement (collectively the "AGREEMENT"), that as of the time this certificate is executed, the following facts are now true and will continue to be true as of the Effective Time and Closing of the Merger(1), and thereafter where relevant:

          1. At least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by PROXINET and SUB immediately prior to the Merger will be acquired by SUB immediately after the Merger. For the purpose of determining the percentage of the net and gross assets held by SUB immediately following the Merger for purposes of this representation, the following assets will be treated as property held by PROXINET immediately prior to but not acquired by SUB in the Merger: (i) assets disposed of by PROXINET prior to the Merger and in contemplation of the Merger (including without limitation any asset disposed of by PROXINET, other than in the ordinary course of business, during the period ending on the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) between PROXINET and PUMA TECHNOLOGY regarding the Merger (the "PRE-MERGER PERIOD"),
(ii) assets used by PROXINET to pay shareholders perfecting dissenters' rights or other expenses or liabilities incurred in connection with the Merger, and (iii) assets used to make distributions (except for regular and normal dividends), redemption or other payments in respect of PROXINET common stock or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or related thereto.


(1) All capitalized terms not otherwise defined are defined in the Agreement.

Tax Representation Certificate
___________________, 1999
Page  2




          2. SUB is a newly-formed corporation that was created for the sole purpose of facilitating the acquisition of PROXINET. It has not conducted and is not conducting any business activities.

          3. PUMA TECHNOLOGY'S principal reasons for participating in the Merger are bona fide business reasons.

          4. Prior to the Merger, PUMA TECHNOLOGY will be in Control of SUB within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended, (the "CODE"). As used herein, the term "CONTROL" shall mean ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person.

          5. Immediately following the Merger, PUMA TECHNOLOGY will be in Control of SUB. PUMA TECHNOLOGY has no plan or intention to cause SUB to issue, after the Merger, additional shares of SUB stock (or rights to acquire shares of SUB common stock) that would result in PUMA TECHNOLOGY losing control of SUB.

          6. PUMA TECHNOLOGY has no plan or intention to directly or indirectly (through one or more related parties) reacquire any of its stock issued in the Merger. For purposes of this representation, it should be noted that PUMA TECHNOLOGY may from time to time repurchase some of its issued and outstanding common stock in open market repurchase transactions unrelated to the Merger.

          7. PUMA TECHNOLOGY has no knowledge of any plan or intention on the part of any PROXINET shareholder (a "PLAN") to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction which would result in a direct or indirect disposition (a "SALE") of shares of PUMA TECHNOLOGY common stock to be issued to PROXINET shareholders in the Merger to PUMA TECHNOLOGY or any related party, which shares would have an aggregate fair market value, as of the Effective Time of the Merger, in excess of fifty-percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of PROXINET common stock. For purposes of this representation, shares of PROXINET common stock (or the portion thereof) (i) with respect to which a PROXINET shareholder receives consideration in the Merger other than PUMA TECHNOLOGY common stock (including, without limitation, cash received pursuant to the exercise of dissenters' rights) and/or (ii) with respect to which a Sale occurs during the Pre-Merger Period shall be considered shares of outstanding PROXINET common stock exchanged for PUMA TECHNOLOGY common stock in the Merger and then disposed of pursuant to a Plan.

Tax Representation Certificate
___________________, 1999
Page  3



          8. PUMA TECHNOLOGY has no plan or intention to: (i) cause SUB to sell, transfer or otherwise dispose of any of its assets or of any of the assets acquired from PROXINET except for dispositions made in the ordinary course of business or for the payment of expenses incurred by PROXINET in the Merger; (ii) liquidate SUB; (iii) merge SUB with or into another corporation including PUMA TECHNOLOGY or its affiliates; or (iv) to sell, distribute or otherwise dispose of the stock of SUB, in any such case other than as would be allowed by Section 368(a)(2)(C) and the Treasury regulations thereunder.

          9. PUMA TECHNOLOGY intends that, following the Merger, SUB will continue PROXINET's historic business or use a significant portion of PROXINET's historic business assets in a business.

          10. Neither PUMA TECHNOLOGY nor any PUMA TECHNOLOGY affiliate owns, or has owned during the past five (5) years, directly or indirectly, any shares of PROXINET common stock, or the right to acquire or vote any such stock.

          11. Neither PUMA TECHNOLOGY nor SUB is an investment company within the meaning of Section 368(a)(2)(F) of the Code.

          12. No shareholder of PROXINET is acting as agent for or representative of PUMA TECHNOLOGY in connection with the Merger or approval thereof.

          13. The payment of cash in lieu of issuing fractional shares of PUMA TECHNOLOGY common stock is solely for the purpose of avoiding the expense and inconvenience to PUMA TECHNOLOGY of issuing fractional shares and does not represent separately bargained-for consideration. The PUMA TECHNOLOGY fractional share interests of each PROXINET shareholder will be aggregated, and no PROXINET shareholder will receive cash in an amount equal to or greater than the value of one full share of PUMA TECHNOLOGY common stock.

          14. Taking into account all payments of cash to PROXINET shareholders perfecting dissenters' rights, cash to PROXINET shareholders for fractional shares, cash payments made directly to the PROXINET shareholders in the Merger, and cash payments to be made in the Merger in satisfaction of the Shareholder Loans or for the repurchase or cancellation of any stock issued or options granted during the Pre-Merger Period, at least fifty percent (50%) of the PROXINET common stock outstanding immediately prior to the Merger will be exchanged solely for PUMA TECHNOLOGY common stock. Thus, except as set forth in the preceding sentence, PROXINET intends that no consideration be paid or received (directly or indirectly, actually or constructively) for PROXINET common stock other than PUMA TECHNOLOGY common stock.

          15. At the Effective Time of the Merger, the fair market value of the PUMA TECHNOLOGY common stock and other consideration received by each PROXINET

Tax Representation Certificate
___________________, 1999
Page  4



shareholder in the Merger will be approximately equal to the aggregate fair market value of the PROXINET common stock surrendered in exchange therefor.

          14. No shares of SUB have been or will be used as consideration or issued to shareholders of PROXINET in the Merger.

          15. SUB and PUMA TECHNOLOGY will each pay separately its or their own expenses in connection with the Merger as contemplated by the Agreement; provided, however, that to the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treas. Reg. Section 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.

          16. There is no intercorporate indebtedness existing between PUMA TECHNOLOGY and PROXINET or between SUB and PROXINET that was issued, acquired, or will be settled at a discount, and PUMA TECHNOLOGY directly will assume no liabilities of PROXINET or any PROXINET shareholder in connection with the Merger.

          17. The terms of the Agreement and all other agreements entered into pursuant thereto are the product of arm's length negotiations.

          18. . None of the compensation payments (including any payments for employment, non-competition or non-solicitation) received by any shareholder of PROXINET will be separate consideration for, or allocable to, any of their shares of PROXINET stock; none of the shares of PUMA TECHNOLOGY common stock received by any shareholder of PROXINET will be separate consideration for, or allocable to, any employment agreement, consulting agreement, any covenants not to compete or regarding non-solicitation of employees, vendors, suppliers or other third parties, or otherwise for the performance of services; any compensation for services paid to any shareholder of PROXINET was or will be for services actually rendered; and any payments to any shareholder of PROXINET described in this paragraph was or will be commensurate with amounts paid to third parties bargaining at arm's length for similar services or covenants.

          19. Current management of PUMA TECHNOLOGY and SUB will not take any position on any Federal, state or local income or franchise tax return, or take any other action or reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code or with the representations made herein.

          20. PUMA TECHNOLOGY and SUB are authorized to make all of the representations set forth herein.

Tax Representation Certificate
___________________, 1999
Page  5



         The undersigned recognize that General Counsel Associates LLP and Cooley Godward LLP will rely upon the foregoing representations in evaluating the federal income tax consequences of the Merger, and this certificate may not be relied upon or utilized for any other purpose or by any other person or entity, and may not be made available to any other person or entity, without the prior written consent of General Counsel Associates LLP and Cooley Godward LLP.

         PUMA TECHNOLOGY INC., a Delaware corporation:

                  By:_________________________________

                  Name:  _____________________________

                  Title:  ____________________________

                  Date:  _____________________________



         CAT ACQUISITION CORPORATION, a Delaware corporation:

                  By:_________________________________

                  Name:  _____________________________

                  Title:  ____________________________

                  Date:  _____________________________

                                                 EXHIBIT E TO AGREEMENT AND PLAN
                                                    OF MERGER AND REORGANIZATION



                             CERTIFICATE OF OFFICERS
                                       OF
                                 PROXINET, INC.


         The undersigned officer of PROXINET, INC., a California corporation ("PROXINET"), individually and on behalf of the management of PROXINET, after consulting with financial auditors and other consultants regarding the meaning of and the factual support for the following representations, hereby represent to General Counsel Associates, LLP and Cooley Godward LLP in connection with their opinions relating to the proposed merger of PROXINET with and into CAT ACQUISITION CORPORATION, a Delaware corporation ("SUB"), and a wholly-owned subsidiary of PUMA TECHNOLOGY, INC., a Delaware corporation ("PUMA TECHNOLOGY"), in a statutory merger and related transactions (the "MERGER") pursuant to that certain Agreement and Plan of Merger and Reorganization by and among PUMA TECHNOLOGY, PROXINET, and SUB dated August 22, 1999, (the "PLAN OF REORGANIZATION"), and Exhibits thereto, including, but not limited to, the Voting Agreement , Escrow Agreement, Registration Rights Agreement, and Employment Agreement (collectively, the "AGREEMENT"), that the following facts are now true and will continue to be true as of the Effective Time and Closing of the Merger(1), and thereafter, where relevant:

          1. At least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by PROXINET immediately prior to the Merger will continue to be held by SUB immediately after the Merger. For the purpose of determining the percentage of the net and gross assets held by SUB immediately following the Merger for purposes of this representation, the following assets will be treated as property held by PROXINET immediately prior to but not subsequent to the Merger: (i) assets disposed of by PROXINET prior to the Merger and in contemplation of the Merger, including without limitation any asset disposed of by PROXINET, other than in the ordinary course of business, during the period ending on the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) between PROXINET and PUMA TECHNOLOGY regarding the Merger (the "PRE-MERGER PERIOD"), (ii) assets used by PROXINET to pay shareholders perfecting dissenters' rights or other expenses or liabilities incurred in connection with the Merger, and (iii) assets used to make distributions (except for regular and normal dividends), redemption or other payments in respect of PROXINET common stock or rights to acquire such stock


(1) All capitalized terms not otherwise defined are defined in the Agreement.

(including payments treated as such for tax purposes) that are made in contemplation of the Merger or related thereto.

          2. PROXINET has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger or during the Pre-Merger Period other than (i) in the ordinary course of business, (ii) cash paid to PROXINET shareholders perfecting dissenters' rights, and (iii) cash paid for expenses incurred in connection with the Merger.

          3. Prior to the Merger, no PROXINET shareholder had any portion of such shareholder's PROXINET interest redeemed by PROXINET, or received an extraordinary distribution with respect to its PROXINET interest, and no corporation related to PROXINET within the meaning of Reg. Section 368-1(e)(3)(i)(B) acquired any stock of PROXINET held by such PROXINET shareholder, where such disposition or acquisition would reduce the aggregate fair value of the PUMA TECHNOLOGY stock to be received by the PROXINET shareholders (with such fair value measured as of the Effective Time) to an amount less than fifty percent (50%) of the fair value of the PROXINET stock held by the PROXINET shareholders immediately before any of such distribution, disposition or acquisition.

          4. PROXINET's principal reasons for participating in the Merger are for bona fide business reasons.

          5. At the time of the Merger, there will exist no rights of any kind (including without limitation warrants, options, convertible securities, contingent rights, informal or unwritten rights) to acquire PROXINET common stock or to vote (or restrict or otherwise control the vote of) PROXINET common stock which, if exercised, could affect PUMA TECHNOLOGY's retention of "Control" of SUB. As used herein, the term "Control" shall mean ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person.

          6. The undersigned believes that the total fair market value of all consideration other than PUMA TECHNOLOGY common stock received by PROXINET shareholders in constructive exchange for their PROXINET common stock in the Merger (including, without limitation, cash paid to PROXINET shareholders perfecting dissenters' rights) and cash paid to PROXINET shareholders for fractional shares of PUMA TECHNOLOGY common stock will be less than fifty percent (50%) of the aggregate fair market value of PROXINET common stock outstanding immediately prior to the Merger.

          7. PROXINET has no plan or intention, and is under no obligation, to discontinue its business, to sell or otherwise dispose of any of its assets or of any of the assets to be transferred to SUB in the Merger except for dispositions made in the ordinary course of business or the payment of expenses incurred by PROXINET pursuant to the Merger.

          8. The liabilities of PROXINET have been incurred by PROXINET in the ordinary course of its business and PROXINET has no shareholder loans which will be repaid as part of the Merger, except for the shareholder loans (the "SHAREHOLDER LOANS") disclosed on Part 2.10(b) of the Disclosure Schedule.

          9. The fair market value of PROXINET's assets will, at the Effective Time, exceed the aggregate liabilities of PROXINET plus the amount of liabilities, if any, to which such assets are subject.

          10. PROXINET is not and will not be on the Effective Time an "investment company" within the meaning of Section 368(a)(2)(F) of the Code.

          11. PROXINET has no knowledge of any plan or intention on the part of any PROXINET shareholder (a "PLAN") to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction which would result in a direct or indirect disposition (a "SALE") of shares of PUMA TECHNOLOGY common stock to be issued to PROXINET shareholders in the Merger to PUMA TECHNOLOGY or any related party, which shares would have an aggregate fair market value, as of the Effective Time of the Merger, in excess of fifty-percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of PROXINET common stock. For purposes of this representation, shares of PROXINET common stock (or the portion thereof) (i) with respect to which a PROXINET shareholder receives consideration in the Merger other than PUMA TECHNOLOGY common stock (including, without limitation, cash received pursuant to the exercise of dissenters' rights) and/or (ii) with respect to which a Sale occurs during the Pre-Merger Period shall be considered shares of outstanding PROXINET common stock exchanged for PUMA TECHNOLOGY common stock in the Merger and then disposed of pursuant to a Plan.

          12. Taking into account all payments of cash to PROXINET shareholders perfecting dissenters' rights, cash to PROXINET shareholders for fractional shares, cash payments made directly to the PROXINET shareholders in the Merger, and cash payments to be made in the Merger in satisfaction of the Shareholder Loans or for the repurchase or cancellation of any stock issued or options granted during the Pre-Merger Period, at least fifty percent (50%) of the PROXINET common stock outstanding immediately prior to the Merger will be exchanged solely for PUMA TECHNOLOGY common stock. Thus, except as set forth in the preceding sentence, PROXINET intends that no consideration be paid or received (directly or indirectly, actually or constructively) for PROXINET common stock other than PUMA TECHNOLOGY common stock.

          13. At the Effective Time of the Merger, the fair market value of the PUMA TECHNOLOGY common stock and other consideration received by each PROXINET shareholder will be approximately equal to the aggregate fair market value of the PROXINET common stock surrendered in exchange therefor.

          14. No shares of SUB have been or will be used as consideration or issued to shareholders of PROXINET in the Merger.

          15. PROXINET and the shareholders of PROXINET will each pay separately its or their own expenses in connection with the Merger as contemplated by the Agreement; provided, however, that to the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treas. Reg. Section 1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.

          16. There is no intercorporate indebtedness existing between PUMA TECHNOLOGY and PROXINET or between SUB and PROXINET that was issued, acquired, or will be settled at a discount, and to the best knowledge of the management of PROXINET, PUMA TECHNOLOGY will assume no liabilities of PROXINET or any PROXINET shareholder in connection with the Merger.

          17. The terms of the Agreement and all other agreements entered into pursuant thereto are the product of arm's length negotiations.

          18. None of the compensation payments (including any payments for employment, non-competition or non-solicitation) received by any shareholder of PROXINET will be separate consideration for, or allocable to, any of their shares of PROXINET stock; none of the shares of PUMA TECHNOLOGY common stock received by any shareholder of PROXINET will be separate consideration for, or allocable to, any employment agreement, consulting agreement, any covenants not to compete or regarding non-solicitation of employees, vendors, suppliers or other third parties, or otherwise for the performance of services; any compensation for services paid to any shareholder of PROXINET was or will be for services actually rendered; and any payments to any shareholder of PROXINET described in this paragraph was or will be commensurate with amounts paid to third parties bargaining at arm's length for similar services or covenants.

          19. Current management of PROXINET will not take any position on any Federal, state or local income or franchise tax return, or take any other action or reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code or with the representations made herein;

          20. PROXINET is authorized to make all of the representations set forth herein.

          21. PROXINET is not under the jurisdiction of a court on a Title 11 or similar case within the meaning of Section 368(a)(3)(A).

         The undersigned recognize that General Counsel Associates LLP and Cooley Godward LLP will rely upon the foregoing representations in evaluating the federal income tax consequences of the Merger, and this certificate may not be relied upon or utilized for any other purpose or by any other person or entity, and may not be made available to any other person or entity, without the prior written consent of General Counsel Associates LLP and Cooley Godward LLP.

         PROXINET, INC., a California corporation:

                  By:_____________________________

                  Name:___________________________

                  Title:__________________________

                  Date:___________________________

                                     EXHIBIT F

                              FORM OF FIRPTA STATEMENT

                                                 EXHIBIT F TO AGREEMENT AND PLAN
                                                    OF MERGER AND REORGANIZATION

                                 FIRPTA NOTICES


October __, 1999

VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED

Assistant Commissioner (International)
Director, Office of Compliance OP:I:C:E: 666
950 L'Enfant Plaza South, S.W.
COMSTAT Building
Washington, D.C. 20024

Re:      Notice of Non Real Property Holding Corporation Status

Dear Sir:

         At the request of Puma Technology, Inc., a Delaware corporation ("Puma"), in connection with the merger of ProxiNet, Inc., a California corporation (the "Company") with and into CAT Acquisition Corp., a Delaware corporation, we provided the attached statement to Puma on October __, 1999.

               (i) This notice was provided pursuant to the requirements of Treasury Regulation Section 1.897-2(h)(2);

               (ii) The following information relates to the Company which is providing the notice:

                           Name             ProxiNet , Inc.
                           Address          5801 Christie Ave, #300
                                            Emeryville, CA  94608

               (iii) Taxpayer Identification Number 94-3282102

               (vi) The following information relates to Puma, which requested this statement:

                    Name             Puma Technology, Inc.
                    Address          2550 North First Street, Suite 500
                                     San Jose, CA 95131

                    Taxpayer identification Number 77- 0349154

               (v) The interest in question, shares of capital stock of the Company, is not a United States real property interest.

               Under penalties of perjury, the undersigned declares that the above notice (including the attachment hereto) is correct to my knowledge and belief.


Sincerely,


ProxiNet, Inc.


By:_______________________________
Name:_____________________________
Title:____________________________

Enclosure

Puma Technology, Inc.
2550 North First Street
Suite 500
San Jose, CA 95131

October __, 1999

Ladies and Gentlemen:

In connection with the merger of ProxiNet, Inc., a California corporation (the "Company") with and into CAT Acquisition Corp., a Delaware corporation we are providing this information to you in order to establish that the stock of the Company is not a United States real property interest and accordingly no withholding is required pursuant to Internal Revenue Code Section 1445. We represent that the stock of the Company does not constitute a United States real property interest as of the date of this letter.

Under penalties of perjury, the undersigned declares that the above information is correct to the best of my knowledge and belief.

Sincerely,
ProxiNet, Inc.

By:  _______________________
Its President

                                  EXHIBIT G

                     FORM OF REGISTRATION RIGHTS AGREEMENT

                                            EXHIBIT G TO AGREEMENT AND PLAN OF
                                                     MERGER AND REORGANIZATION


                        REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement, is made as of August __, 1999, (the "Agreement"), by and among, PUMA TECHNOLOGY, INC. a Delaware Corporation ("Parent") and the Shareholders (as listed on Schedule A attached hereto) of ProxiNet, Inc., a California corporation (the "Company").

         WHEREAS, pursuant to an Agreement and Plan of Merger and Reorganization, dated as of August __, 1999, among Parent, CAT Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), the Company (the "Reorganization Agreement"), it is contemplated that the Company will merge into Merger Sub (the merger of the Company into Merger Sub being referred to in this Agreement as the "Merger"). Upon the consummation of the Merger, the Shareholders are to receive shares of common stock of Parent ("Parent Common Stock") in exchange for their shares of capital stock of the Company, and the Company is to become a wholly owned subsidiary of Parent. Accordingly, it is contemplated that Shareholder will receive shares of Parent Common Stock in the Merger. Parent Common Stock to be so issued has not been registered under the Securities Act of 1933, as amended ("Securities Act") in reliance upon the exemption therefrom contained in Section 4(2) of the Securities Act.

         In consideration of the premises and the mutual representations, warranties and covenants herein contained, the parties hereto have agreed and do hereby agree as follows:

         1.    REGISTRATION RIGHTS.

               1.1 CERTAIN DEFINITIONS. As used in this Section 1, the following terms shall have the following respective meanings:

                    (a) The term "Commission" means the Securities and Exchange Commission;

                    (b) The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                    (c) The term "Form S-3" will refer to the registration statement of the same name (including successors thereto) prepared for filing with the Commission;

                    (d) The term "Holder" means any holder of outstanding Registrable Securities who acquired such Registrable Securities in a transaction or series of transactions not involving any public offering, including any Permitted Transferee of the Shareholders as defined in Section
1.6 of this Agreement;

                    (e)  The terms "register", "registered" and
"registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement;

                    (f) The term "Registrable Securities" means (i) all shares of Common Stock issued to the Shareholders pursuant to the Reorganization Agreement and (ii) any other shares of capital stock issued as (or issuable upon the exercise or conversion of any warrant, right or other security that is issued as) a dividend, stock split, recapitalization or other distribution with respect to, or in exchange for or replacement of, any of Parent's Registrable Securities; PROVIDED, HOWEVER, that such shares of Common Stock referred to in (i) and (ii) above shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale;

                    (b) The term "RESTRICTED SECURITIES" means the securities of Parent Common Stock being issued in the Merger; and

                    (c) The term "Securities Act" means the Securities Act of 1933, as amended.

               1.2 REGISTRATION ON FORM S-3. As promptly as practicable after (and in any event within 30 days of)the Closing Date (as defined in the Reorganization Agreement), Parent will file a registration statement to register (whether or not required by law to do so) the Registrable Securities, under the Securities Act and will use its best efforts to have such registration statement become effective as promptly as practicable after it is filed and to keep such registration statement effective for the lesser of one year or until all of the Holders have informed Parent in writing that the distribution of their Registrable Securities has been completed; PROVIDED, THAT, each of the Shareholders agree, by acquisition of the Parent Common Stock, that, upon receipt of any notice from Parent of (i) the happening of any event which makes any statements made in the registration statement or related prospectuses filed pursuant to this Section 1, or any documents incorporated or deemed to be incorporated therein by reference, untrue in any material respect or which requires the making of any changes in such registration statement or prospectus so that, in the case of such registration statement it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make, the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) that, in the reasonable and good faith judgment of Parent's Board of Directors, it is advisable to suspend use of the prospectus for a discrete period of time due to undisclosed material pending corporate developments, the Shareholders will forthwith discontinue, for a period not to exceed thirty (30) days, disposition of such Parent Common Stock covered by such registration statement or prospectus until the Shareholders are advised in writing by Parent that use of the applicable prospectus may be resumed, and have received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus. Parent shall use all reasonable efforts to insure that the use of the prospectus may be resumed as soon as practicable, and in any event shall not be entitled to require the Shareholders to suspend use of any prospectus for more than two non-consecutive thirty (30) day periods in any twelve month period. Parent hereby represents that it is presently eligible to utilize Form S-3 for the purpose of registering the resale of Registrable Securities. Parent agrees that it will:

                    (a) As promptly as practicable after it is necessary to do so, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement, and use its best efforts to cause each such amendment to become effective As promptly as practicable after it is filed, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                    (b) A reasonable number of days prior to filing any registration statement, prospectus or amendment or supplement thereto with the Commission, furnish a copy of such registration statement, prospectus or amendment or supplements to each Holder participating in such registration for such Holder's review.

                    (c) Furnish to each Holder participating in the registration such number of prospectuses, preliminary prospectuses, final prospectuses and such other documents as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities being sold by such Holder.

                    (d) Notify each Holder, (A) of the time when such registration statement has become effective, and (B) at any time when a prospectus is required to be delivered under the Securities Act in connection with such registration statement (1) of the happening of any even as a result of which such registration statement, such prospectus, any prospectus supplement or any document incorporated by reference in any of the foregoing contains an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (2) that Parent is in possession of material information that it deems advisable not to disclose in a registration statement.

                    (e) Advise each Holder promptly after Parent shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal (at the earliest practicable date) if such stop order should be issued.

                    (f) Apply for listing and use its best efforts to list the Registrable Securities being registered on any national securities exchange on which a class of Parent's equity securities is listed or, if Parent does not have a class of equity securities listed on a national securities exchange, apply for qualification and use its best efforts to qualify the Registrable Securities being registered for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc.

                    (g) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of Parent under the Securities Act and the Securities Exchange Act of 1934, as amended.

                    (h) Cooperate when requested by Holder in the qualification of the Parent Common Stock under the blue sky laws of such jurisdiction as Holder may designate and during the period in which the Form S-3 is effective, in keeping such qualifications in good standing under said blue sky laws, PROVIDED, HOWEVER, that Parent shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

               1.3  REGISTRATION AND SELLING EXPENSES.

                    (a) For purposes of this Section 1, "Registration Expenses" means all expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 1, including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for Parent, expenses of any special audits incidental to or required by such registration and all fees and disbursements of one counsel to the selling Holder in connection therewith. "Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

                    (b) All Registration Expenses incurred in connection with any registration proceedings pursuant to Section 1.2 will be borne by Parent.

               1.4 INFORMATION BY HOLDER. The Holder of Registrable Securities included in any registration will furnish to Parent such information regarding such Holder and the distribution proposed by such Holder as Parent may reasonably request in writing in connection with the registration referred to in this Section 1. In connection with the preparation and filing of the registration statement under the Securities Act pursuant to this Agreement, Parent will give Holder and its counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of Parent with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holder's counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

               1.5 NO-ACTION LETTER; LETTER OR OPINION OF COUNSEL IN LIEU OF REGISTRATION. Notwithstanding anything else herein, if Parent shall have obtained from the Commission a "no-action" letter in which the Commission has indicated that it will take no action if, without registration under the Securities Act, particular Holders dispose of Registrable Securities covered by any request made under Section 1.2 in the manner in which they propose to dispose of the Registrable Securities included in such request, or if in the opinion of counsel for Parent reasonably concurred in by counsel for such Holder, no registration under the Act is required in connection with such disposition, Parent need not comply with such request as to such Holder.

               1.6 TRANSFER OF REGISTRATION RIGHTS. The registration rights granted to Holder under this Section 1 are not transferable to any other person or entity, except by operation of law or to a family member of Holder or to a trust for the benefit of Holder or a family member of Holder or to a partner or other affiliate of Holder (a "Permitted Transferee").

               1.7  INDEMNIFICATION.

               (a) To the extent permitted by law, Parent will, and does hereby undertake to, indemnify and hold harmless each Holder, each of its heirs, successors and assigns, any underwriter, and each person who controls Holder or any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including settlement of any litigation, commenced or threatened, to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus (preliminary or final), or other document or amendments thereto, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or arising out of or any violation by Parent of any federal, state or common law rule or regulation applicable to Parent and relating to action or inaction required of Parent in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Parent by an instrument executed by such Holder or underwriter expressly for use in connection with such registration.

               (b) To the extent permitted by law, each Holder will severally (but not jointly), indemnify and hold harmless Parent, each of its directors and officers, agents and employees, each underwriter, if any, of Parent's securities covered by such a registration statement, each person who controls Parent or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its successors and assigns, its officers, directors and partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof to which they may become subject) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or amendments thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein in light of the circumstances in which they were made, or necessary to make the statements therein, not misleading, and will reimburse Parent, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, or other document in reliance upon and in conformity with written information furnished to Parent by an instrument executed by such Holder expressly for use in connection with such registration; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the proceeds to each such Holder of Registrable Securities, from the sale of such Registrable Securities as contemplated herein.

               (c)  Promptly after receipt by an indemnified party under this
Section 1.7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 1.7, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 1.7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; PROVIDED, HOWEVER, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 1.7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the named parties to any such action include both the indemnified party and the indemnifying party and the representation of both parties by the same counsel would be inappropriate due to a conflict of interest between or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. It is understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances unless the indemnified parties in good faith are advised by their counsel that there is an actual or potential conflict of interest among the indemnified parties. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

               (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 1.7 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Registrable Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The liability of each Holder under this Section 1.7 shall not exceed an amount equal to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to the registration statement.

               1.8 AMENDMENTS AND WAIVERS. This Agreement may be amended, modified, supplemented or waived only upon the written agreement of the party against whom enforcement of such amendment, modification, supplement or waiver is sought.

               1.9 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, Parent agrees to use all reasonable efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

               (b) File with the Commission in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act; and

               (c) Furnish to the Holder, so long as Holder owns any Registrable Securities, forthwith upon request a written statement as to its compliance with the applicable requirements of said Rule 144 and the Securities Act and the Securities Exchange Act; Parent shall provide forthwith upon written request a copy of the most recent annual or quarterly report of Parent, and such other reports and documents of Parent as Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing Holder to sell any such securities without registration.

               1.9 NOTICES. Except as otherwise provided in this Agreement, any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                  (a)      If to Parent, to:

                           Puma Technology, Inc.
                           2550 North First Street
                           San Jose, California  95131
                           Attn:  Karen Ammer
                           Telecopy No.:  (408) 321-7650
                           Telephone No.: (408) 321-3886

                           with a copy to:

                           General Counsel Associates LLP
                           1891 Landings Drive
                           Mountain View, California 94043
                           Attn:  Paul Graffagnino and Susan J. Skaer

                           Telecopy No.:  (650) 428-3900
                           Telephone No.: (650) 428-3901

                  (b)      If to the Shareholders:

                           To the address set forth beside each such Shareholder's signature on the signature page attached hereto.


                           With a copies to:

                           ProxiNet, Inc.
                           5801 Christie Avenue, #300
                           Emeryville, California 94608
                           Attention:
                           Telecopy No.:  (510) 923-9170
                           Telephone No.: (510) 923-9160

                           Cooley Godward LLP
                           Five Palo Alto Square
                           3000 El Camino Real
                           Palo Alto, California 94306-2155
                           Attention: Keith A. Flaum, Esq.
                           Telecopy: (650) 857-0663
                           Telephone: (650) 843-5000

All such notices, requests, consents and other communications shall be deemed to have been given when received.

               1.10 MISCELLANEOUS.

                    (a) Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors, personal representatives and assigns of the parties hereto, whether so expressed or not. If any person or entity shall acquire Registrable Securities from any Holder, in any manner, whether by operation of law or otherwise, such transferee shall promptly notify Parent and such Registrable Securities acquired from such Holder shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement. If the Parent shall so request, any such successor or assign shall agree in writing to acquire and hold the Registrable Securities acquired from such Holder subject to all of the terms hereof.

                    (b) This Agreement (with the documents referred to herein or delivered pursuant hereto) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

               (c) This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of California without giving effect to the conflicts of law principles thereof.

               (d) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All section references are to this Agreement unless otherwise expressly provided.

               (e) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

               (f) Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

               (g) The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to injunctive relief, including specific performance, to enforce such obligations without the posting of any bond, and, if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

               (h) Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

               (i) If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                              PUMA TECHNOLOGY, INC.

                              By: ___________________________________________
                                   Name:  ___________________________________
                                   Title:  __________________________________

                              SIGNATURE PAGE TO THE
                          REGISTRATION RIGHTS AGREEMENT
                       AMONG PUMA TECHNOLOGY, INC. AND THE
                         SHAREHOLDERS OF PROXINET, INC.




SHAREHOLDER:                      ____________________________________________
                                  Signature

                                  By:_________________________________________

                                  Title:______________________________________

                                  Print or Type Name:_________________________

                                  Address:____________________________________
                                          ____________________________________

                                   SCHEDULE A

                                  SHAREHOLDERS

--------------------------------------- --------------------------------------
         Name of Shareholder             No. of Shares of Parent Common Stock
--------------------------------------- --------------------------------------
--------------------------------------- --------------------------------------

--------------------------------------- --------------------------------------

                                   EXHIBIT H
                   FORM OF LEGAL OPINION OF COOLEY GODWARD LLP

                                            EXHIBIT H TO AGREEMENT AND PLAN OF
                                                     MERGER AND REORGANIZATION


                       LEGAL OPINION OF COOLEY GODWARD LLP

   [All capitalized terms used but not defined herein shall have the meanings given to them in the Reorganization Agreement]

              [Subject to customary qualifications and exceptions]

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. The Company has all necessary corporate power and authority: (a) to conduct its business as such business is currently being conducted; and (b) to own and use its assets in the manner in which such assets are currently owned and used.

     2. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under the Reorganization Agreement and the agreement of merger referenced in Section 1.3 of the Reorganization Agreement (the "Agreement of Merger"); and the execution, delivery and performance by the Company of the Reorganization Agreement and the Agreement of Merger have been duly authorized by all necessary action on the part of the Company and its shareholders and board of directors. The Reorganization Agreement and the Agreement of Merger constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     3. Neither the execution and delivery of the Reorganization Agreement or the Agreement of Merger by the Company, nor the consummation or performance by the Company of the Merger (with or without notice or lapse of time) does or will
(a) contravene, conflict with or result in a violation of (i) any of the provisions of the articles of incorporation or bylaws of the Company, or (ii) any resolution adopted by the shareholders, board of directors or any committee of the board of directors of the Company; (b) contravene, conflict with or result in a violation of, or give any Governmental Body the right to challenge the Merger or to exercise any remedy or obtain any relief under, any statute or regulation or any order, writ, injunction or decree of which we are aware to which the Company, or any of the assets owned by the Company, is subject; or (c) contravene, conflict with or result in a violation or Breach of, or result in a default or require a Consent under, any provision of any Material Contract list in Part 2.9(a) of the Disclosure Schedule.

     4. The Company is not required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body in connection with the execution and delivery of the Reorganization Agreement or the Merger Agreement or the consummation of the Merger.

     5. To our knowledge, there is no pending Legal Proceeding, and no Person has threatened to commence any Legal Proceeding, that involves the Company or that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger. To our knowledge, there is no order, writ, injunction or decree to which the Company is subject.

                                       1